Post-Qualification Offering Circular Amendment No.1          File No. 024-10934

              PART II

OFFERING CIRCULAR

                                                                                   CLIKIA CORP.

                                                                     2,875,000,000 Shares of Common Stock

This Post-Qualification Offering Circular Amendment No. 1 (the PQA) amends the offering circular of Clikia Corp., dated May 3, 2019, as qualified on May
3, 2019, and as may be amended and supplemented from time to time, to add additional shares of common stock (the Offered Shares) to be offered pursuant to the Offering Circular. This PQA relates to the offer and sale of up to an additional 1,850,000,000 Offered Shares, for a revised maximum of
2,875,000,000 Offered Shares.

By this Offering Circular, Clikia Corp., a Nevada corporation, is offering for sale a maximum of 2,875,000,000 shares of its common stock (the Offered
Shares), at a fixed price of $.0001 per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange
Commission (the SEC). A minimum purchase of $300 of the Offered Shares is required in this offering. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the
Offered Shares will not be entitled to a refund and could lose their entire investments. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See Plan of Distribution).

     Title of
Securities Offered Number of Shares      Price to Public  Commissions(1)        Proceeds to Company(2)
__________________________________________________________________________________________________________________________________________
  Common Stock   2,875,000,000   $.0001        $-0-        $287,500
____________________________________________
 (1) We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.
 (2) Does not account for the payment of expenses of this offering estimated at $5,000. See Plan of Distribution.

Our common stock is quoted on the OTC Pink, which is operated by OTC Markets Group, Inc. (OTC Markets), under the ticker symbol CLKA. On May 22, 2019, the closing price of our common stock was $0.0002 per share.

Investing in the Offered Shares is speculative and involves substantial risks. You should purchase Offered Shares only if you can afford a complete loss of your investment. See Risk Factors, beginning on page 4, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR
COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC.
HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of
Distribution-State Law Exemption and Offerings to Qualified Purchasers-Investor Suitability Standards (page 15). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

                                               The date of this Post-Qualification Offering Circular Amendment No. 1 is May 23, 2019.

                                                                          TABLE OF CONTENTS
                    Page
  Cautionary Statement Regarding Forward-Looking Statements      2
  Offering Circular Summary          2
  Risk Factors            4
  Dilution            9
  Use of Proceeds            10
  Plan of Distribution           11
  Description of Securities          13
  Business            14
  Management's Discussion and Analysis of Financial Condition and Results of Operations   21
  Directors, Executive Officers, Promoters and Control Persons      23
  Executive Compensation           24
  Security Ownership of Certain Beneficial Owners and Management      24
  Certain Relationships and Related Transactions        25
  Legal Matters            26
  Where You Can Find More Information         26
  Index to Financial Statements          27

      CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook;
anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

        OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Clikia Corp., a
Nevada corporation, including its sole subsidiary, Clikia Corp., a Louisiana corporation (Clikia-LA).

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Our Company

Clikia Corp. was incorporated in 2002 in the State of Nevada, under the name MK Automotive, Inc. Our corporate name changed to Clikia Corp. in July 2017. From
2002 through 2015, our company was engaged in the retail and commercial automotive diagnostic, maintenance and repair services businesses, and, from December 2015 through January 2017, we pursued the commercial exploitation of Squuak.com, a social media and content sharing tool and platform. From January 2017 through April
2019, we operated an over-the-top (OTT) video streaming subscription service known as "Clikia." Ultimately, these business efforts were unsuccessful, for differing reasons. In April 2019, our Board of Directors adopted a plan of business that calls for us to establish a private jet charter operation, an aircraft maintenance business, an aircraft sales and brokerage operation and an online aircraft parts store.

Recent Changes: Business Plan and Management

At the close of business on April 12, 2019, there occurred a change in control of our company, whereby Dean E. Sukowatey, by and through AE Aviation, LLC (AEA), purchased securities representing voting control of our company from David Loflin. In conjunction with the change-in-control transaction, Mr. Loflin resigned as
CEO and Director of our company; Brian Wendt also resigned as a Director. Mr. Sukowatey, an experienced public company executive officer and general aviation pilot for over 40 years, now serves as our sole director and officer.

Following the change-in-control transaction, and in light of the demise of our Clikia video streaming business, our Board of Directors adopted a plan of business that calls for us to establish a private jet charter operation, an aircraft maintenance business, an aircraft sales and brokerage operation and an online aircraft parts store based in Wisconsin. (See Business).

Offering Summary

 Securities Offered  2,875,000,000 shares of common stock, par value $0.00001 (the Offered Shares).

 Offering Price   $.0001 per Offered Share.

 Shares Outstanding  3,030,266,799 shares issued and outstanding as of the date hereof, with an additional 500,291,848 unissued shares
 Before This Offering  underlying currently convertible portions of outstanding convertible instruments.

 Shares Outstanding  5,630,266,799 shares, with an additional 1,125,571,951 unissued shares underlying currently convertible portions
 After This Offering  of outstanding convertible debt instruments and agreements.

 Minimum Number of Shares None
 to Be Sold in This Offering

 Investor Suitability Standards The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

 Market for our Common Stock Our common stock is quoted on the OTC Pink under the ticker symbol CLKA.

 Termination of this Offering This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

 Use of Proceeds   We will apply the proceeds of this offering for aircraft acquisition, general and administrative expenses, payroll expenses and working capital. (See Use of Proceeds).

 Risk Factors   An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

 Corporate Information  Our principal executive offices are located at 4221 92nd Court, Des Moines, Iowa 50322; our telephone number is 515-331-6509;
     our corporate website is located at www.clikiacorp.com. No information found on our company's website is part of this
     Offering Circular.

                                                                                    -3-

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering.
We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

                                                                                   RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See Cautionary Statement Regarding Forward-Looking Statements).

Risks Related to Our Company

There is doubt about our ability to establish and maintain our planned jet charter and maintenance operation as a viable business, and we currently lack the capital required to do so.

 We have incurred operating losses over the past four years, in an attempt to develop businesses that differ from our current plan of business, that is, our aviation services. However, we currently lack adequate capital with which to take material steps towards establishing our aviation services and there is no assurance that we will be successful in obtaining sufficient capital or that our aviation services will be successful.

We may be unable to obtain sufficient capital to pursue our plan of business.

 Currently, we do not have sufficient financial resources with which to establish our aviation services. There is no assurance that we will be able to obtain sources of financing, in order to satisfy our working capital needs.

We do not have a successful operating history; we do not have any operating history with respect to our planned aviation services.

 We are without a history of operations in the private jet charter and aircraft maintenance business, which makes an investment in our common stock speculative in nature. Because of this lack of operating history, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our aviation services. Our performance and business prospects will suffer, in particular, if we are unable to:

    - obtain access to aircraft by lease or purchase on acceptable terms;
    - achieve market acceptance of our aviation services;
    - obtain reliable performance from the aircraft we use in our operations; and
    - obtain and maintain all necessary regulatory approvals.

There are risks and uncertainties encountered by early-stage companies.

 As an early-stage company, we are unable to offer assurance that we will be able to overcome the lack of brand recognition of our aviation services and our lack of capital.

We may not be successful in establishing our business model.

 We are unable to offer assurance that we will be successful in establishing our aviation services. Should we fail to implement successfully our business plan, you can expect to lose your entire investment in our common stock.

We may never earn a profit.

 Because we lack a successful operating history with respect to our aviation services, we are unable to offer assurance that we will ever earn a profit therefrom.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

 In the future, we may experience rapid growth in our aviation services, which could place a significant strain on our company's infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

                                                                                    -4-

We currently depend on the efforts of our sole executive officer's serving without current compensation; the loss of this executive officer could disrupt our operations and adversely affect the development of our aviation services.

 Our success in establishing our aviation services will depend, primarily, on the continued service of our sole officer, Dean E. Sukowatey. We have not entered into an employment agreement with Mr. Sukowatey. The loss of service of Mr. Sukowatey, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed.

 If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies.

 We have not commissioned any independent market studies with respect to our planned aviation services. Rather, our plans for implementing our aviation services and achieving profitability are based on the experience, judgment and assumptions of our sole executive officer. If these assumptions prove to be incorrect, we may not be successful in establishing our aviation services.

Our Board of Directors may change our policies without shareholder approval.

 Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

Our proposed aviation services may not achieve market acceptance.

 Our business will not succeed unless there is sufficient consumer demand for our proposed aviation services. Our charter services and our aircraft maintenance operations may not gain market acceptance, and we may not be successful in developing, implementing, marketing or operating those services.

We have not yet entered into a lease or purchase agreement for an aircraft and a failure to enter into any such agreement will cause significant disruptions in our ability to commence our charter service.

 Currently, we have no aircraft available for use in our charter service. We must enter into a lease or purchase agreement for an aircraft, in order to commence our charter service and we do not possess adequate capital with which to do so. Our failure to enter into any such agreement will cause significant disruptions in our ability to commence our charter service.

We may be unable to secure capital necessary for aircraft acquisition on acceptable terms.

 We intend to lease our initial aircraft, although we do not have any agreement or informal understanding in relation thereto. If we are unable to secure any such lease financing on commercially reasonable terms, we will be unable to commence our charter service, which would have an adverse impact on our results of operations, our business prospects and our growth strategy and business.

We will remain in an illiquid financial position and face a cash shortage, unless and until we establish our aviation services and/or we obtain needed capital.

 Currently, we are in an illiquid financial position and will remain in such a position, unless and until we generate any operating revenues from our aviation services, which we currently expect to do in the third calendar quarter of 2019, and/or we obtain needed capital through our pending Regulation A common stock offering or otherwise, of which there is no assurance. There is no assurance that we will ever achieve adequate liquidity.

We will be subject to compliance requirements and costs resulting from extensive governmental regulation of our operations.

 We, like other charter carriers, will be subject to extensive regulatory and legal compliance requirements that will affect how we conduct our business and our operating costs. Federal Aviation Administration (FAA) requirements cover, among other things, aircraft safety requirements, operating, inspection and maintenance procedures, security measures, noise abatement and air traffic control. We will incur substantial costs in obtaining and maintaining our certifications and otherwise complying with the laws, rules, regulations and policies to which we will be subject.
We cannot predict whether we will be able to comply with all current and future laws, rules, regulations and policies or whether the cost of compliance will not significantly increase our costs of doing business. The FAA has the authority to issue mandatory orders and directives relating to, among other things, grounding of aircraft, inspection of aircraft, installation of new safety-related equipment and the removal and replacement of aircraft parts. A decision by the FAA to ground or require time-consuming inspections or maintenance on all or any of our aircraft, could negatively impact our results of operations. In addition, we will be subject to the DOT's authority to license and impose reporting and consumer protection requirements on airlines, which could increase our costs and adversely affect the results of our operations.

                                                                                    -5-

 In addition to federal regulation, airports and municipalities may enact rules and requirements that would affect our operations. Various airports throughout the country have considered limiting the use of smaller aircraft or have promulgated noise curfews, noise abatement procedures and other aircraft operating restrictions. Compliance with local noise abatement procedures or new environmental requirements could affect our operations and may substantially increase the costs of our future operations. The air transportation industry also may be subject to any future carbon or environmental impact taxes or emission caps, which could further increase our operating costs.

 At most of the airports that we expect our customers to choose, the Transportation Security Administration (TSA) does not currently subject on-demand charter passengers to the same security measures imposed on scheduled airline passengers, which require all scheduled airline passengers and their baggage to be screened. If the TSA were to extend its security requirements to cover on-demand charter passengers at some or all of the airports our customers choose for our services, any protracted check-in and screening process could delay our flights and reduce the demand for our services.

 Additional laws, regulations, taxes and airport rates and charges could be enacted from time to time that could significantly increase the cost of our operations or reduce revenues. We cannot predict what other new laws and regulations may be imposed on airlines, including on charter airlines, and we cannot provide assurances that the laws or regulations enacted in the future will not materially adversely affect our prospects, operating results, financial condition or the price of our common stock.

Demand for our aviation services may be negatively affected by circumstances beyond our control, including adverse changes in general economic conditions, incidents of terrorism, war and political instability.

 Our operating prospects will depend largely on general economic conditions and, in particular, the strength of the demand for our services in our markets. Because a substantial portion of air travel is discretionary, the airline industry tends to experience adverse financial results during general economic downturns. Any adverse changes in general economic conditions may negatively affect our business. Acts of terrorism, particularly in the United States, and political instability around the world also have materially affected air travel in the past. Our operational and financial results may be negatively affected if the current conflicts in the Middle East and in other parts of the world suppress economic activity in the United States or globally, if there are additional terrorist attacks or the fear of such attacks or if the airports we expect to use are subjected to new security measures.

 Our success will also depend on our ability to operate a reliable and cost effective service, which could be adversely affected by other circumstances beyond our control, such as weather, air traffic control restrictions, the availability of fuel at reasonable prices, general economic and credit market conditions.

We may not compete successfully with other businesses in the transportation industry.

 Our aviation services will compete, directly or indirectly, with national airlines, regional airlines, other operators of jet charter and alternative private aviation services and providers of ground transportation services. We may not be successful in competing with our potential competitors, many of whom have longer operating histories, significantly greater financial stability and better access to capital markets and credit than we do. We also expect to face numerous new competitors offering services comparable to those planned by us. It is possible that some owners of private aircraft will allow their aircraft to be offered by charter companies at prices below full cost, which could increase pricing pressures in the market. If this practice can be sustained by aircraft owners (who may seek to do this to offset their high overhead costs and underutilized aircraft capacity) and charter companies, our operations and financial results could be adversely affected, particularly if they are successful in providing a level of service consistency or pricing that produces repeat business.

Increased fuel prices could adversely affect our operating and financial performance.

 Circumstances beyond our control could affect both the availability and price of fuel needed to operate our aircraft. Fuel prices have been and remain highly volatile. Depending on the size of fuel price increases, we may not be able to pass through to our customers the full amount of our increased cost. Accordingly, higher fuel prices could negatively affect our financial performance.

In the event of an aircraft accident, we may incur substantial losses that may not be entirely covered by insurance.

 Upon commencement of our charter operations, we will be required to carry liability insurance. In accordance with these requirements, we will maintain liability insurance for passengers and third-party damages. Although our management will attempt to obtain adequate insurance coverage, the amount of our insurance coverage, at any time, may be inadequate, and we may be forced to bear substantial losses from accidents, war or terrorist attacks. Certain aviation insurance could become unavailable or available only for reduced amounts of coverage or at unacceptable prices. Failure to obtain or maintain appropriate levels of insurance could adversely affect our business.

We also may incur substantial losses in the event of an aircraft accident.

 These losses may include the repair or replacement of a damaged aircraft, the consequent temporary or permanent loss of the aircraft from service, substantial loss of business due to negative publicity, claims of injured passengers and others and claims for damaged or destroyed property.

                                                                                    -6-

 Substantial claims resulting from an accident involving one of our aircraft could have a material adverse effect on our business, operations, financial condition, results of operations and liquidity and could adversely affect public perception of the safety of our aircraft and customer acceptance of our services.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

 So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of
10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

 Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

 Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

 The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company's common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

 In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements.

 Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members.

 As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange,
(b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange's requirements,
(c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange's requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Our holding company structure makes us dependent on our current subsidiary, and future subsidiaries, for our cash flow and subordinates the rights of our shareholders to the rights of creditors of our current subsidiary, and future subsidiaries, in the event of an insolvency or liquidation of any such subsidiary.

 As we establish our aviation services, our company, Clikia Corp., will act as a holding company and, accordingly, substantially all of our operations will be conducted through subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the

                                                                                    -7-

distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

There is no minimum offering and no person has committed to purchase any of the Offered Shares.

 We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives.
Additionally, no person is committed to purchase any of the Offered Shares.

We have outstanding convertible debt instruments that could negatively affect the market price of our common stock.

 Certain of our outstanding convertible debt instruments could negatively affect the market price of our common stock, should their respective exercise prices, at the time of exercise, be lower than the then-market price of our common stock. We are unable, however, to predict the actual effect that the conversion of any such convertible debt instruments would have on the market price of our common stock.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock.

 From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares.

 Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock.

 We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity.

 Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors.
For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

Our common stock is thinly traded and its market price may become highly volatile.

 There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

    - quarterly variations in our operating results;
    - operating results that vary from the expectations of investors;

                                                                                    -8-

    - changes in expectations as to our future financial performance, including financial estimates by investors;
    - reaction to our periodic filings, or presentations by executives at investor and industry conferences;
    - changes in our capital structure;
    - changes in market valuations of other internet or online entertainment companies;
    - announcements of innovations or new services by us or our competitors;
    - announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
    - lack of success in the expansion of our business operations;
    - announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
    - additions or departures of key personnel;
    - asset impairment;
    - temporary or permanent inability to offer products or services; and
    - rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily.

 The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company's assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See Dilution).

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock.

 Our officers and directors hold shares of our restricted common stock, but will be able to sell their shares in the market if one should develop. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

 As of the date of this Offering Circular, there is a total of approximately 2,000,000,000 shares of our common stock reserved for issuance upon conversion of the currently convertible portions of convertible debt instruments and pursuant to agreements. All such shares constitute an overhang on the market for our common stock and, if and when issued, will be issued without transfer restrictions, pursuant to certain exemptions from registration, and could reduce prevailing market prices for our common stock. Also, in the future, we may also issue securities in connection with our obtaining needed capital or an acquisition transaction. The amount of shares of our common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock.

The outstanding shares of our Series A Super-Voting Preferred Stock effectively preclude current and future owners of our common stock from influencing any corporate decision.

 Our sole officer and director, Dean E. Sukowatey, through his ownership of AEA, controls 100% of the outstanding shares of our Series A Super Voting
Preferred Stock. The Series A Super Voting Preferred Stock has 500 times that number of votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Mr. Sukowatey will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. His control of the outstanding Series A Super Voting Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if he opposes it.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering.

 If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See Dilution).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

 Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

            DILUTION

 Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

                                                                                    -9-

 If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per
Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of December 31, 2018, was $(433,860)
(unaudited), or $(0.01) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

 The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25%
of the Offered Shares are sold.
                                                                Assuming the Sale of 100% of the Offered Shares

  Assumed offering price per share         $.0001
  Net tangible book value per share as of December 31, 2018 (unaudited)     $(0.01)
  Increase in net tangible book value per share after giving effect to this offering   $0.00
  Pro forma net tangible book value per share as of December 31, 2018 (unaudited)    $(0.01)
  Dilution in net tangible book value per share to purchasers of Offered Shares in this offering  $.0101

                                                          Assuming the Sale of 75% of the Offered Shares

  Assumed offering price per share         $.0001
  Net tangible book value per share as of December 31, 2018 (unaudited)     $(0.01)
  Increase in net tangible book value per share after giving effect to this offering   $0.00
  Pro forma net tangible book value per share as of December 31, 2018 (unaudited)    $(0.01)
  Dilution in net tangible book value per share to purchasers of Offered Shares in this offering  $.0101

                                                                Assuming the Sale of 50% of the Offered Shares

  Assumed offering price per share         $.0001
  Net tangible book value per share as of December 31, 2018 (unaudited)     $(0.01)
  Increase in net tangible book value per share after giving effect to this offering   $0.00
  Pro forma net tangible book value per share as of December 31, 2018 (unaudited)    $(0.01)
  Dilution in net tangible book value per share to purchasers of Offered Shares in this offering  $.0101

                                                                Assuming the Sale of 25% of the Offered Shares

  Assumed offering price per share         $.0001
  Net tangible book value per share as of December 31, 2018 (unaudited)     $(0.01)
  Increase in net tangible book value per share after giving effect to this offering   $0.00
  Pro forma net tangible book value per share as of December 31, 2018 (unaudited)    $(0.01)
  Dilution in net tangible book value per share to purchasers of Offered Shares in this offering  $.0101

 The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the
Offered Shares and assuming the payment of no sales commissions or finder's fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

         Assumed Percentage of Offered Shares Sold in This Offering

      25%   50%   75%   100%
  Number of Offered Shares sold 718,750,000  1,437,500,000  2,156,250,000  2,875,000,000
  Gross proceeds   $71,875   $143,750  $215,625  $287,500
  Offering expenses    5,000      5,000     5,000     5,000
  Proceeds to our company  $66,875   $138,750  $210,625  $282,500

 The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%,
50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

                                                                                    -10-

              Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering

        25%   50%   75%   100%
  Non-Management Personnel Payroll Expense $ 20,000  $ 20,000  $ 30,000  $ 40,000
  General and Administrative Expense    40,000    50,000    75,000   100,000
  Aircraft Acquisition(1)         ---    50,000    80,000   115,000
  Working Capital        6,875    18,750    25,625    27,500
     TOTAL   $ 66,875  $138,750  $210,625  $282,500
  ____________________________________________________________
  (1) We may acquire one or more aircrafts by lease or purchase, in the sole discretion of our management.

 We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company.
The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the aviation industry, general economic conditions and our future revenue and expenditure estimates.

 Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

 In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

              PLAN OF DISTRIBUTION

In General

 Our company is offering a maximum of 2,875,000,000 Offered Shares on a best-efforts basis, at a fixed price of $.0001 per
Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

 There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor's subscription agreement has been accepted by us.

 We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Dean E. Sukowatey. Mr. Sukowatey will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Sukowatey is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Sukowatey:

    - is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
    - is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
    - is not an associated person of a broker or dealer; and
    - meets the conditions of the following:
    - primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
    - was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
    - did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs
  (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

                                                                                    -11-

 As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 7.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 7% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

 If you are interested in subscribing for Offered Shares in this offering, please go to www.clikiacorp.com and electronically receive and review the information set forth on such website.

 Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

    - Electronically execute and deliver to us a subscription agreement; and
    - Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

 Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

 Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered
Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

 This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.clikiacorp.com, as well as on the SEC's website, www.sec.gov.

 An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor's funds have cleared and we accept the investor as a shareholder.

 By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See State Qualification and Investor
Suitability Standards below).

 An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

 You must initially purchase at least $300.00 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $50.00.

State Law Exemption and Offerings to Qualified Purchasers

 State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See Risk Factors).

 The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares only in Colorado and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered
Shares pursuant to an exemption from registration found in the applicable state's securities, or Blue Sky, law.

                                                                                    -12-

 Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered
Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

 Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of Certificates

 Upon settlement, that is, at such time as an investor's funds have cleared and we have accepted an investor's subscription agreement, we will issue a certificate or certificates representing such investor's purchased Offered Shares.

Transferability of the Offered Shares

 The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

 In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

            DESCRIPTION OF SECURITIES

General

 Our authorized capital stock consists of 6,950,000,000 shares of common stock, $.00001 par value per share, and 5,000,000 shares of Series A
Super Voting Preferred Stock, $.00001 par value per share. As of the date of this Offering Circular, there were 3,030,266,799 shares of our common stock issued and outstanding, held by 61 holders of record; a total of 2,500,291,848 shares of common stock reserved for issuance upon conversion of the currently convertible portions of convertible debt instruments and under agreements; and 2,000,000 shares of Series A Super Voting Preferred Stock issued and outstanding.

Common Stock

 The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Series A Super Voting Preferred Stock

 Voting. Holders of the Series A Super Voting Preferred Stock have 500 times that number of votes on all matters submitted to the shareholders that each shareholder of our common stock is entitled to vote at each meeting of shareholders with respect to all matters presented to the shareholders for their action or consideration. Holders of the Series A Super Voting Preferred Stock shall vote together with the holders of our common stock as a single class.

                                                                                    -13-

 Our CEO, Dean E. Sukowatey, through his ownership of AE Aviation, LLC, which owns all of the issued and outstanding shares of Series A Super
Voting Preferred Stock, controls all corporate matters of our company. (See Security Ownership of Certain Beneficial Owners and Management and
Certain Transactions-Change in Control Transactions).

 Dividends. Holders of Series A Super Voting Preferred Stock shall not be entitled to receive dividends paid on our common stock. Dividends paid to holders of the Series A Super Voting Preferred Stock are at the discretion of our Board of Directors.

 Liquidation Preference. Upon the liquidation, dissolution and winding up of our company, whether voluntary or involuntary, holders of the
Series A Super Voting Preferred Stock are not entitled to receive any of our assets.

 No Conversion. The shares of Series A Super Voting Preferred Stock are not convertible into shares of our common stock.

Non-cumulative Voting

 Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Offering Circular, our sole officer and director owns a total of 141,713,509 shares, or approximately 7.56%, of our outstanding common stock.

 However, our CEO, Dean E. Sukowatey, through his ownership of AE Aviation, LLC, which owns all of the issued and outstanding shares of
Series A Super Voting Preferred Stock, controls all corporate matters relating to our company. (See Security Ownership of Certain Beneficial Owners
and Management and Certain Transactions-Change in Control Transactions).

Pre-emptive Rights

 As of the date of this Offering Circular, no holder of any shares of our common stock or Series A Super Voting Preferred Stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy

 We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash diviends in the foreseeable future.

Shareholder Meetings

 Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

 Pacific Stock Transfer Company is the transfer agent for our common stock. Pacific Stock Transfer's address is 6725 Via Austi Parkway,
Suite 300, Las Vegas, Nevada 89119; its telephone number is 800/785/7782; its website is www.pacificstocktransfer.com. No information found on
Pacific Stock Transfer's website is part of this Offering Circular.

            BUSINESS

History

 Clikia Corp. was incorporated in 2002 in the State of Nevada, under the name MK Automotive, Inc. Our corporate name changed to Clikia Corp.
in July 2017. From 2002 through 2015, our company was engaged in the retail and commercial automotive diagnostic, maintenance and repair services businesses, and, from December 2015 through January 2017, we pursued the commercial exploitation of Squuak.com, a social media and content sharing tool and platform. From January 2017 through April 2019, we operated an over-the-top (OTT) video streaming subscription service known as "Clikia."
Ultimately, these business efforts were unsuccessful, for differing reasons. In April 2019, our Board of Directors adopted a plan of business that calls for us to establish a private jet charter operation, an aircraft maintenance business, an aircraft sales and brokerage operation and an online aircraft parts store.

                                                                                    -14-

Recent Changes: Business Plan and Management

 At the close of business on April 12, 2019, there occurred a change in control of our company, whereby Dean E. Sukowatey, by and through
AE Aviation, LLC (AEA), purchased securities representing voting control of our company from David Loflin. In conjunction with the change-in-
control transaction, Mr. Loflin resigned as CEO and Director of our company; Brian Wendt also resigned as a Director. Mr. Sukowatey, an experienced public company executive officer and general aviation pilot for over 40 years, now serves as our sole director and officer.

 Following the change-in-control transaction, and in light of the demise of our Clikia video streaming business, our Board of Directors adopted a plan of business that calls for us to establish a private jet charter operation, an aircraft maintenance business, an aircraft sales and brokerage operation and an online aircraft parts store based in Wisconsin.

  Overview. In conjunction with the recent change-in-control transaction, our Board of Directors adopted a new business plan that calls for our company to establish a private jet charter service, aircraft maintenance operations, an aircraft sales and brokerage operation and an online aircraft parts sales business (our aviation services) based in Wisconsin. Our company's aviation services will be based in a to-be-
determined airfield in Wisconsin. We have reached non-binding mutual understandings with experienced aircraft maintenance personnel and an experienced aviation operations manager. However, unless and until we obtain needed capital, we will be unable to commence any portion of our planned aviation services.

  Business Plan. Our business is to be comprised of four business segments designed to provide unified, efficient aviation services. These business segments, each of which is discussed below, are:

   - private jet charter service;
   - private jet aircraft and general aviation maintenance operations;
   - aircraft sales and brokerage operations; and
   - an online private jet aircraft parts sales business.

   Private Jet Charter Service. We intend to become a leading provider of private on-demand jet charter service, with our own pilots and mechanics. Our initial base of operations will be located in a to-be-determined airfield in Wisconsin.

    Preferred Aircraft. For the foreseeable future and assuming we obtain adequate capital, we intend to fly the
Phenom 100, a very light jet, or VLJ, which flies up to 55% faster than leading turboprops and boasts a service ceiling of 41,000 feet. From a passenger perspective, important features of the Phenom 100 include: full air stair door with executive style cabin and two turbo fan jet engines that provide an extremely quite ride with no vibration. From our operational perspective, the Phenom 100 offers lower overall costs than other available aircraft. We have not yet signed any agreement with respect to any aircraft.

    Our charter service plan is designed to lower costs by maximizing aircraft utilization, minimizing required investment in facilities and centralizing our maintenance and headquarters operations for maximum efficiency.

    Upon our obtaining adequate capital, we intent to secure by lease or purchase one or more Phantom 100s and to complete operational preparations, including obtaining U.S. Department of Transportation (DOT) and FAA approvals.

    We expect to operate primarily from the many general aviation airports that are located in communities across the country. The FAA defines a general aviation airport as an airport that has no scheduled commercial air service and fewer than 2,500 passenger boardings per year. The VLJs we intend to use for our service can operate from many of these general aviation airports, which are often closer to where passengers live and work than the airports typically utilized by scheduled commercial airlines.

    We have not previously provided any of our aviation services or generated any operating revenues from our aviation services.

                                                                                    -15-

    Market Opportunity. We believe that demand for private aviation services and the limitations associated with both private aviation and scheduled airline service alternatives that are currently available in our target service area create a significant market opportunity for our private on-demand jet charter service.

    We believe that demand for private aviation services and the limitations associated with both private aviation and scheduled airline service alternatives that are currently available in our target service area create a market opportunity for our private on-demand jet charter service.

     The Private Aviation Market. According to publicly available data from the General Aviation
Manufacturers' Association, from 2014 through 2018, annual on-demand charter hours flown by private business jet aircraft increased from an estimated 3,881,000 hours to an estimated 4,604,000 hours. Private aviation services include travel by owners of their own aircraft, owners of fractional interests in aircraft, jet card program customers (who typically pre-pay for a fixed amount of charter travel) and traditional jet charter customers (who typically secure private jet transport on the basis of an individual trip or itinerary).

     Our management believes that this ongoing growth in the private aviation market, especially when viewed through the prism of the currently robust economic climate in the United States, demonstrates that private air travel is an increasingly attractive option to consumers and that our company can capitalize on this growth by providing a high quality private aviation service.

     Scheduled Airline Travel Inconveniences. We believe that the private aviation market will also continue to grow from anticipated customer migration to this market, due to increasing consumer dissatisfaction with time-consuming check-in and security requirements, low levels of customer service and travel delays associated with the vast majority of the scheduled commercial airline market. Our charter services would significantly reduce these inconveniences.

     An additional limitation of scheduled commercial air travel is inconvenient routing, especially for regional travel, which can often involve time-consuming connecting flights.

     Point-to-point travel within our service area may not be widely available for users of scheduled airline services. Accordingly, air travelers whose final destination is not within the immediate proximity of a major airport hub frequently face lengthy layover delays, overnight stays and connections through crowded airport hubs.

     Our management believes there exists a significant potential market for our charter service with airline passengers who used scheduled commercial flights and live in our primary operating area.

     Attracting New Consumers to Private Aviation Service. We will attempt to attract customers for our charter service from the pool of potential customers who currently use only surface transportation and potential consumers who have, over time, chosen not to pursue aviation service for business or leisure travel, due to the high costs of existing private aviation services or the inconvenience of existing scheduled airline travel options. Our management believes our charter service offerings will attract a number of such potential customers, but we are unable to make any predictions in this regard.

     Acquiring Customers-Fractional Jet Cards. We intend to obtain customers for our charter service through the marketing and sale of a fractional jet card. The use of fractional jet cards is a well-known method of gaining charter service customers, as each such customer would gain access to well-maintained, consistent aircraft, without being required to commit the significant investment that fractional ownership or whole aircraft ownership requires. Jet cards provide access to prepaid blocks of flying time hours. Initially, we intend to offer our jet cards in 25 and 50 hour blocks.

    Advantages of Our Proposed Charter Service. We believe that the advantages of our planned charter service will attract customers who currently use private aviation and commercial airlines.

                                                                                    -16-

    For existing users of private aviation, we believe our charter service will offer the following advantages:

     - Lower prices than existing private aviation services; and
     - Greater consistency than existing private aviation services.

    For commercial airline customers, we believe our charter service will offer the following advantages:

     - Non-stop, point to point service;
     - Service to and from hundreds of local general aviation airports;
     - Substantially shorter airport check in time;
     - No security delays; and
     - Reduced door-to-door travel time.

    For the first phase of our company's charter service, we intend to charter our aircraft through logistics experts contracted at the National Business Aircraft Association (NBAA). NBAA is the leading organization for companies that rely on general aviation aircraft to help make their businesses more efficient, productive and successful. NBAA represents more than 11,000 companies and professionals, and provides more than 100 products and services to the business aviation community. [Source: National Business Aircraft Association].

    Implementation Strategy. Once we obtain adequate capital, we plan to implement our development strategy that focuses on consumer value proposition, personalized and consistent service, ease of scheduling, competitive pricing, low cost structure and deployment of low-cost aircraft.

     The Value Proposition. We believe that our charter service will provide consumers with a lower-cost, easier-to-book and more consistent jet charter service, when compared to competing private aviation service alternatives; offer greater convenience than scheduled commercial airlines; minimize many common forms of pre- and post-flight delays for travelers; and reduce door-to-door travel time for travelers.

     High Quality Service. Each of our jets will be able to carry up to six passengers and will be flown by professional pilots capable of providing direct, professional and personalized service to our customers. We intend to establish a level of service that provides our customers an enhanced private travel experience by providing aircraft that are state-of-the-art, well maintained and comfortable.
Additionally, customers will book our service on a per-aircraft hourly basis, allowing them to travel with whom, and determine when, they travel.

     Ease of Scheduling. As we intend to utilize NBAA for the scheduling of charter services, when a trip is booked by one of our customers, our service will be confirmed immediately. We believe this will assist us in distinguishing our charter service from our competitors.

     Competitive Pricing. We plan to offer an all-inclusive pricing structure that is straightforward and simple to understand. Our customers will not be charged for additional fees, such as positioning fees, landing fees, ramp fees, fuel surcharges and overnight charges for the crew, over and above the quoted trip price. We believe that we will be able to execute on this plan due to our planned low-cost structure.

     Low-Cost Structure. We believe that our new charter service will be able to manage efficiently our cost structure by establishing and maintaining low operating costs; deriving efficiencies through our anticipated economies of scale; and utilizing a highly experienced leadership team.

     Low-Cost Aircraft. Assuming the availability of capital, of which there is no assurance, we intend to maintain a low-cost infrastructure by using a fleet of Phantom 100s, a fuel-efficient jet aircraft. Additionally, when maintenance is required, these aircraft can be maintained on a cost-effective basis.

                                                                                    -17-

    Characteristics of Our Charter Service.

     Personalized Professional Service. The quality of our personnel, particularly our pilots, will be a key focus for our company as we seek to deliver a personalized and professional service to our customers. In addition, each of our pilots will receive extensive customer service training.

     Enhanced Customer Convenience. Commercial airline schedules often do not often match travelers' desired travel times, requiring passengers to adjust their schedules and choose schedule alternatives that lead to time-consuming and inconvenient connections. Also, airports served by airlines are often inconveniently located in relation to a traveler's origination and final destination. Our charter service will offer direct point-to-point, on-demand service to and from hundreds of local general aviation community airports.

     Our passengers will enjoy a time-efficient airport experience, since security measures imposed by TSA regulations currently applicable to our proposed operations are typically much less intrusive and time-consuming than those for scheduled airlines.
Customers who book our charter service determine with whom and when they travel, allowing them to enjoy the privacy of their own plane for personal productivity, meetings or relaxing and will enjoy a simple, direct baggage experience, without the problems associated with lost or damaged luggage in other commercial travel systems.

    Flight Crews and Maintenance. All of our pilots-in-command will have an Airline Transport Pilot rating and be type-rated for the Phantom 100. Any and all second-in-command pilots will have at least a commercial, instrument, multi-engine rating. We intend that all training will be done at CAE training center, which is owned by the manufacturer of the Phantom 100, Embraer.

    Competition. The overall market for air transportation services is highly competitive and marked by numerous factors that will affect us.

     Competitors Offering VLJ Private Aviation Services. We expect to face competition from other on-demand charter companies offering VLJ aircraft. Numerous companies, many of whom possess greater capital and brand awareness than does our company, compete in this fragmented segment. There is no assurance that we will be able to overcome these company weaknesses.

     Fractional. Companies like NetJets own fleets of private jet aircraft, resell them in shares as small as 1/16 of an aircraft and manage the shares on behalf of the shareowners. In addition to the purchase price, shareowners pay a monthly management fee for management services and an occupied hourly operating fee to cover the operating cost of the aircraft when they fly. In exchange, shareowners receive the right to fly a certain amount of time per year dependent upon the share size that they purchased with guaranteed availability. These programs are expected to provide significant competition.

     Jet Card Providers. The major jet card providers are either owned or aligned with the fractional providers or are brokers aggregating demand for charter operators. These companies require their customers to make a large pre-payment, typically no less than $50,000 to $100,000 to participate in their respective jet card programs. In return, the cardholder is offered guaranteed charter rates for different aircraft classes. The jet card company deducts the appropriate amount from the pre-paid account for each trip taken by the cardholder based on the aircraft class used and length of the trip. We believe that our intended combination of lower pricing and greater service consistency will allow us to compete effectively with jet card providers.

     Scheduled Airlines. Scheduled airlines serve the metropolitan areas in our target market area. However, we believe that our service is sufficiently differentiated from scheduled airline services. We believe that many of our potential customers will consider our service over scheduled airline service, because we can offer more direct point-to-point travel, reduced door-to-door travel time, enhanced flexibility in setting travel itineraries and greater privacy, service and overall convenience.

                                                                                    -18-

   Aircraft Maintenance Operations. At such time as we secure a location at a Wisconsin airfield, we intend to establish an aircraft mechanic operation and staffing such operation with experienced, Cirrus Aircraft certified personnel. We expect that such staffing strategy will serve to bring significant business from Cirrus Aircraft owners that require mechanical maintenance, annual inspections and parachute re-packing. We believe the market for general aviation mechanical work is generally untapped in Wisconsin and surrounding states, with the vast percentage of general aviation airports having no mechanical maintenance service at their locations.

   While experienced aircraft mechanics are in high demand, we believe that, upon our obtaining adequate funding, we will be well positioned to secure the services of the necessary personnel.

   Aircraft Sales and Brokerage Operations. We intend to establish an aircraft sales and brokerage operation in conjunction with the establishment of our planned aircraft mechanic operation.

    Listing Services. Should a customer list his or her aircraft with us for sale, our company would handle all functions necessary to achieve such objective, including necessary advertising and lead generation, market analysis and follow-up. We anticipate utilizing direct mail, print and Internet advertising and customized brochures in marketing each plane listed for sale with us.

    Acquisition Services. As a complementary service, we intend to offer an aircraft acquisition service, for customers who seek to purchase a new or pre-owned aircraft. With a customer's specifications in mind, we would locate purchase options from which the customer could chose and provide advice relating to pricing and valuation, maintenance and inspection issues, contract terms, including deposit structures and aircraft pricing negotiation.

   Online Aircraft Parts Sales. Should we obtained necessary capital, it is our intention to establish an online aircraft parts store which focuses on parts for Cirrus aircraft models. Our management believes that such an online sales presence would provide significant cash flows, although no assurance can be made in this regard.

   Our anticipated online store would either be designed and implemented internally by our company or be acquired from a third party, if such an opportunity became available. We have not entered into any discussions or entered into any agreement in this regard.

  Government Regulation. All interstate air carriers are subject to regulation by the DOT, the FAA and other governmental agencies. Regulations promulgated by the DOT primarily relate to the economic and consumer protection aspects of air transportation service.
The FAA's regulatory authority relates primarily to air safety and operations, including aircraft certification and operations, crew licensing and training and maintenance standards. The FAA requires operating, airworthiness and other certificates, approval of personnel who may engage in flight, maintenance or operations activities, record keeping procedures in accordance with FAA requirements and approval of maintenance, operations, dispatch and flight training programs.

   U.S. Department of Transportation. Prior to commencement of operations, it will be necessary for us to obtain authority from the DOT either in the form of a Certificate of Public Convenience and Necessity or to register with the DOT as an air taxi pursuant to a blanket exemption from the requirement to obtain a certificate granted to air taxis under 14 C.F.R. Part 298 of the DOT's regulations. Each
United States carrier must be a citizen of the United States, which requires that its President and at least two-thirds of its board of directors and other managing officers must be comprised of United States citizens; that not more than 25% of its voting stock may be owned by foreign nationals; and that the carrier not be otherwise subject to foreign control. We do not anticipate that we will face any risk of being found to be subject to foreign control in the foreseeable future and management intends to monitor the ownership of our common stock to guard against any inadvertent exposure to a risk of foreign control in the future.

                                                                                    -19-

   We can operate our planned on-demand service under the DOT's blanket Part 298 exemption. However, we may decide to obtain a DOT Certificate of Public Convenience and Necessity and if we determine to apply for a DOT certificate, it will be subject, among other things, to the procurement and maintenance of required insurance coverage and to a determination that we are "fit, willing and able" to operate our proposed service. The DOT certificate application process involves the review of each applicant's fitness for certification in three basic areas: financial resources, managerial experience and compliance disposition. In addition, we must demonstrate to the DOT that we have qualified and experienced managerial personnel in each key area of air carrier operations and that our officers, directors and major stockholders have a satisfactory record of past compliance with applicable law.

   U.S. Federal Aviation Administration. We will be required to obtain an FAA Air Carrier Operating Certificate under
14 C.F.R. Part 135 of the FAA regulations. We plan to commence the application process for our FAA certificate approximately nine months prior to commencement of service. The FAA has jurisdiction over the regulation of flight operations generally, including, but not limited to the licensing of pilots and maintenance personnel, the establishment of minimum standards for training, maintenance and technical standards for flight, communications and ground equipment, drug testing, and transportation of hazardous materials. Obtaining the FAA Part 135 certificate will require approval from the FAA of the qualifications of our flight operations personnel, and approval of operations, maintenance and training procedures and manuals. We must have and maintain FAA certificates of airworthiness for all of our aircraft. Our flight personnel, flight and emergency procedures, aircraft and maintenance facilities are subject to periodic inspections and tests by the FAA.

   Miscellaneous. All air carriers are also subject to certain provisions of the Communications Act of 1934 because of their extensive use of radio and other communication facilities, and are required to obtain an aeronautical radio license from the Federal
Communications Commission, or FCC. To the extent that we are subject to FCC requirements, we will take all necessary steps to comply with those requirements.

   Our operations may become subject to additional federal regulatory requirements in the future under certain circumstances. For example, our labor relations are covered under Title II of the Railway Labor Act of 1926 and are subject to the jurisdiction of the National Mediation Board. During a period of past fuel scarcity, air carrier access to jet fuel was subject to allocation regulations promulgated by the U.S. Department of Energy.

   Generally, governmental agencies enforce their regulations through, among other mechanisms, certifications, which are necessary for the commencement and thereafter continuation of our operations, and proceedings, which can result in civil or criminal penalties, cease-and-desist orders, denial of operating authority, or (once operational) revocation of operating authority. The FAA can also issue maintenance directives and other mandatory orders relating to, among other things, grounding of aircraft, inspection of aircraft, installation of new safety-related items and the mandatory removal and replacement of aircraft parts that have failed or may fail in the future.

   The DOT allows local airport authorities to implement procedures designed to abate special noise problems, provided such procedures do not unreasonably interfere with interstate or foreign commerce or the national transportation system. There are restrictions at certain major airports, such as Washington Reagan National, New York LaGuardia, JFK International and Chicago O'Hare, that limit the number of hourly or daily operations or the time of such operations. Other airports have adopted noise restrictions and curfews. In some instances, these restrictions have caused curtailments in services or increases in operating costs. We do not intend to serve those flight restricted airports. Imposition of such restrictions by airport operators in the future could limit our ability to commence or expand our operations at affected airports.

   We are or may become subject to various federal, state, local or foreign laws relating to the protection of the environment, including but not limited to discharge or disposal of materials and chemicals and the regulation of airport noise, transportation of hazardous materials, which laws are administered by various states and federal agencies. We may from time to time become involved in environmental matters, including the investigation and/or remediation of environmental conditions at properties used by us. However, we are not currently subject to any environmental cleanup orders imposed by regulatory authorities, and we do not have any active investigations or remediations at this time.

   We believe that the current regulatory environment described above, applicable to our planned operations, should not impose an undue adverse impact upon our future capital expenditures or results of operations, beyond that which we have already factored into our business model; however, changes in regulatory requirements or inability to comply with regulatory requirements could have an adverse impact upon our prospects or future results.

                                                                                    -20-

Intellectual Property

 We regard our trademarks, service marks and business know-how as having significant value and as being an important factor in the marketing of our aviation services. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws.

Facilities

 Our sole officer and director provides our company with the office space required for our current operations at no charge. Our business office is located at 4221 92nd Court, Des Moines, Iowa 50322. We do not own any real property.

Employees

 We currently have no employees; our Chief Executive Officer, Dean E. Sukowatey oversees our business development, corporate administration and business operations. Mr. Sukowatey also oversees record keeping and financial reporting functions. We intend to hire a small number of employees, at such times as business conditions warrant. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed, on a consulting basis.

Website

 Our company's corporate website can be found at www.clikiacorp.com. We make available free of charge at this website all of our reports filed with OTCMarkets.com, including our annual reports, quarterly reports and other informational reports. These reports are made available on our website as soon as reasonably practicable after their filing with OTCMarkets.com. No information found on our company's website is part of this Offering Circular.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF
        FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

 DUE TO A RECENT CHANGE IN BUSINESS PLAN OF OUR COMPANY, OUR PAST RESULTS OF OPERATIONS WILL NOT PROVIDE ANY INDICATION OF OUR
FUTURE RESULTS OF OPERATIONS.

 The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

 Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Recent Changes: Business Plan and Management

 At the close of business on April 12, 2019, there occurred a change in control of our company, whereby Dean E. Sukowatey, by and through AE Aviation, LLC (AEA), purchased securities representing voting control of our company. In conjunction with the change-in-control transaction, Mr. Sukowatey, an experienced public company executive officer and general aviation pilot for over 40 years, now serves as our sole director and officer.

 Following the change-in-control transaction, and in light of the demise of our now-defunct video streaming business, our Board of
Directors adopted a plan of business that calls for us to establish a private jet charter operation, an aircraft maintenance business, an aircraft sales and brokerage operation and an online aircraft parts store based in Wisconsin.

Outlook

 Unless and until we obtain significant funds with which to acquire our first aircraft, whether by lease or purchase, our business will not generate revenues.

Principal Factors Affecting Our Financial Performance

 Our future operating results will be primarily affected by the following factors:

                                                                                    -21-

    - our ability to attract customers for our aviation services;
    - our ability to maintain the value proposition of our aviation services vis-a-vis other such services; and
    - our ability to contain our operating costs.

 Unless and until we obtain significant funds with which to acquire our first aircraft, whether by lease or purchase, our business will not generate revenues. We expect to incur operating losses through at least September 30, 2019. Further, because of our lack of capital and the current lack of brand name awareness of our aviation services, we cannot predict the levels of our future revenues.

Results of Operations

 DUE TO A RECENT CHANGE IN BUSINESS PLAN OF OUR COMPANY, OUR PAST RESULTS OF OPERATIONS WILL NOT PROVIDE ANY INDICATION OF OUR FUTURE
RESULTS OF OPERATIONS.

 In April 2019, we ceased the operation of our Clikia streaming cable television subscription service.

 For the Nine Months Ended December 31, 2018 (Current Interim Period) and 2017 (Prior Interim Period). For the Current Interim Period,
we incurred a net loss of $453,337 (unaudited), of which $185,000 (unaudited) is attributable to shares of common stock having been issued for services. For the Prior Interim Period we incurred a net loss of $535,329 (unaudited), $172,013 (unaudited) of which was an increase in accounts payable associated with our now-defunct Clikia streaming cable television subscription service.

 Without our obtaining adequate funds with which to implement our aviation services business plan, we will not generate any revenues.

 For the Years Ended March 31, 2018 (Fiscal 2018) and 2017 (Fiscal 2017). For Fiscal 2018, we incurred a net loss of $541,640
(unaudited), $21,000 (unaudited) of which is attributable to original issued discount, $10,000 (unaudited) of which is attributable to common stock issued for services and $41,358 (unaudited) of which is attributable to common stock issued pursuant to a settlement agreement. Our net loss for Fiscal 2018 was reduced by a one-time debt-forgiveness income event of $150,000 (unaudited).

 For Fiscal 2017, we incurred a net loss of $303,595 (unaudited), $243,188 (unaudited) of which is attributable to a one-time impairment charge of $243,188 (unaudited). This impairment charge was incurred, inasmuch as our Board of Directors determined to abandon our Squuak.com business efforts, including its related assets, following our acquisition of Clikia-LA. An additional $10,300 (unaudited) of our net loss for
Fiscal 2017 is attributable to our issuance of common stock for services.

Plan of Operation

 Our business is to be comprised of four business segments designed to provide unified, efficient aviation services. These business segments, each of which is discussed below, are:

   - private jet charter service;
   - private jet aircraft and general aviation maintenance operations;
   - aircraft sales and brokerage operations; and
   - an online private jet aircraft parts sales business.

Financial Condition, Liquidity and Capital Resources

 At December 31, and March 31, 2018, our liabilities exceeded our assets and we lacked working capital with which to implement our full plan of business with respect to our now-defunct Clikia streaming cable television subscription service.

 We currently lack adequate capital with which to implement our new aviation services business plan and there is no assurance that we ever be successful in obtaining such capital, including through this offering.

 During the nine months ended December 31, 2018, we obtained a total of $179,900 in cash through the date of termination of our prior
Regulation A offering, December 15, 2018. Such funds were used for operating expenses, including marketing expenses with respect to our now-
defunct Clikia streaming cable television subscription service.

Contractual Obligations

 To date, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

                                                                                    -22-

Capital Expenditures

 We made no capital expenditures during the year ended March 31, 2018. During the nine months ended December 31, 2018, we purchased
$71,250 (unaudited) in equipment for use in our now-defunct Clikia streaming cable television subscription service.

 Our new aviation services business plan requires that we make significant capital expenditures for the acquisition of aircraft, either through lease or acquisition. We currently lack the capital to make any such aircraft acquisition.

                                                         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

 The following table sets forth the name and age of our company's sole director and executive officer.

   Name   Age   Position(s)

   Dean E. Sukowatey 67   Chief Executive Officer, Secretary/Treasurer and Director

 Our company's Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of their respective successors at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There exist no family relationships between the listed officers and directors. Certain information regarding the backgrounds of each of our officers and directors is set forth below.

 Dean E. Sukowatey has, for more than the last 10 years, served as President, Chief Financial Officer, Secretary and Director of All
Energy Corporation, a Delaware corporation, that has, during such time, engaged in the ethanol industry, the oil and gas industry and, since
2013, the frac sand industry. Mr. Sukowatey has 19 years' experience on Wall Street as a broker, trader, fund manager and consultant at several firms, including Merrill Lynch, Paine Webber, Lehman Brothers and A.G. Edwards. During his time in this industry, Mr. Sukowatey managed two private funds and provided consulting and investment banking services. Mr. Sukowatey earned a B.S. degree in Microbiology and
Chemistry from the University of Wisconsin.

Conflicts of Interest

 At the present time, we do not foresee any direct conflict between our officers, their other business interests and their involvement in our company.

Corporate Governance

 We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

 During the year ended March 31, 2019, out Board of Directors did not hold a meeting, but took action by unanimous written consent in lieu of a meeting on 16 occasions.

Independence of Board of Directors

 Our sole director is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

 Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive
Officer, Dean E. Sukowatey, at our executive offices.  However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications.  We attempt to address shareholder questions and concerns in our press

_______________________________________
(1) Until October 26, 2016, AEC was a publically-traded company, trading symbol: AFSE.

                                                                                    -23-

releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Sukowatey collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

 As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

             EXECUTIVE COMPENSATION

 As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

Employment Agreement

 We have not entered into an employment agreement with our sole officer, Dean E. Sukowatey. However, in the near future, it is expected that we will enter into an employment agreement with Mr. Sukowatey, although none of the terms of such an employment agreement has been determined.

Outstanding Equity Awards

 During the years ended March 31, 2019 and 2018, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

 We currently have no long-term incentive plans.

Director Compensation

 Our directors receive no compensation for their serving as directors.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

 The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying warrants, if any, held by that person are deemed to be outstanding if the warrants are exercisable within 60 days of the date hereof.

                                                                                    -24-

          Before This Offering         After This Offering
      ____________________________________________  ____________________________________________
 Name of Shareholder   Shares Owned  Percentage Owned (1)  Shares Owned  Percentage Owned (2)
 ____________________________________________________________________________________________________________________________________________
 Common Stock
 ____________________________________________________________________________________________________________________________________________
 Executive Officers and Directors
 ____________________________________________________________________________________________________________________________________________
 Dean E. Sukowatey   1,141,713,509(3)  32.34%   1,141,713,509(3)  16.35%
 Officers and directors, as  1,141,713,509(3)  32.34%   1,141,713,509(3)  16.35%
    a group (1 person)
 ____________________________________________________________________________________________________________________________________________
 5% Owners
 ____________________________________________________________________________________________________________________________________________
 Colins Captial, LLC(4)    125,072,962(5)   9.10%   281,392,988(5)   8.04%
 GPL Ventures, LLC(6)    125,072,962(7)   9.10%   281,392,988(7)   8.04%
 Continuation Capital, Inc.(8)   125,072,962(9)   9.10%   281,392,988(9)   8.04%
 Typenex Co-Investments, LLC(10)   125,072,962(11)  9.10%   281,392,988(11)   8.04%
 ____________________________________________________________________________________________________________________________________________
 Series A Super Voting Preferred Stock
 ____________________________________________________________________________________________________________________________________________
 AE Aviation, LLC(12)     2,000,000(13)    100%     2,000,000(13)    100%
 ____________________________________________________________________________________________________________________________________________
  (1) Based on 3,530,557,647 shares outstanding, including 500,291,848 unissued shares that underlie the currently convertible portions of convertible debt instruments, before this offering.
  (2) Based on 6,980,837,750 shares outstanding, including 1,125,571,951 unissued shares that underlie the currently convertible portions of convertible debt instruments, after this offering and assuming all of the Offered Shares are sold.
  (3) 63,509 of these shares are owned of record by AE Aviation, LLC (see Note 12 below).
  (4) This entity is owned by James Kaufman.
  (5) These shares have not been issued, but underlie the currently convertible portion of a convertible debt instrument.
  (6) Mr. Alexander Dillon possesses investment authority on behalf of this entity.
  (7) These shares have not been issued, but underlie the currently convertible portion of a convertible debt instrument.
  (8) Mr. Paul Winkle is the managing partner of this entity.
  (9) These shares have not been issued, but underlie the currently convertible portion of a convertible debt instrument.
  (10) Mr. John M. Fife is the President of Red Cliffs Investments, Inc., the manager of this entity.
  (11) These shares have not been issued, but underlie the currently convertible portion of a convertible debt instrument.
  (12) This entity is owned by Dean E. Sukowatey, our company's sole officer and director.
  (13) The shares of Series A Super Voting Preferred Stock have 500 times that number of votes on all matters submitted to the shareholders that each shareholder of our common stock is entitled to vote at each meeting of shareholders. The shares of
   Series A Super Voting Preferred Stock vote together with the holders of Company common stock as a single class. Our sole officer and director, Dean E. Sukowatey, through his ownership of AE Aviation, LLC, controls all of our company's corporate matters.

Series A Super Voting Preferred Stock

 Currently, there are 2,000,000 shares of our Series A Super Voting Preferred Stock issued and outstanding, all of which are owned by AE Aviation,
LLC. Our Chief Executive Officer, Dean E. Sukowatey, is the owner of AE Aviation, LLC and, through his ownership thereof, controls all corporate matters of our company.

 Holders of the Series A Super Voting Preferred Stock have 500 times that number of votes on all matters submitted to the shareholders that each shareholder of our common stock is entitled to vote at each meeting of shareholders with respect to all matters presented to the shareholders for their action or consideration. Holders of the Series A Super Voting Preferred Stock shall vote together with the holders of our common stock as a single class.
(See Description of Securities-Series A Super Voting Preferred Stock).

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bonus Shares Issued to Directors

 In October 2015, one of our former directors, Brian Wendt, was issued 7,000 shares of our common stock as a bonus, which shares were valued at
$3,500. In January 2017, Mr. Wendt was issued 20,000 shares of our common stock as a bonus, which shares were valued at $10,000. In August 2018, Mr.
Wendt was issued 500,000 shares of our common stock as a bonus, which shares were valued at $20,000.

 In August 2018, one of our former directors and former CEO, David Loflin, was issued 1,500,000 shares of our common stock as a bonus, which shares were valued at $60,000. In January 2019, Mr. Loflin was issued 120,000,000 shares of our common stock as a bonus, which shares were valued at $144,000.

                                                                                    -25-

In May 2019, our sole officer and director, Dean E. Sukowatey, was issued 1,000,000,000 shares of our common stock as a bonus, which shares were valued at $100,000.

Change in Control Transactions

 2019. In April 2019, our current sole officer and director, Dean E. Sukowatey, acquired control of our company by purchasing (a) 141,713,509 shares of our common stock and (b) 2,000,000 shares of our Series A Super Voting Preferred Stock from David Loflin, our former CEO and a former director. By such securities ownership, Mr. Sukowatey controls all aspects of the management of our company. Immediately following such transaction, our company transferred ownership of Clikia Corp., a Louisiana corporation in which all operations relating to our now-defunct Clikia video streaming business occurred, to Mr. Loflin in consideration of Mr. Loflin's waiving all accrued and unpaid salary and a hold-harmless agreement.

 2016. In August 2016, David Loflin, our former CEO and a former director, acquired control of our company, by his acquiring control of RioRoca
Holdings, LLC, which, at the time, owned (a) 63,509 shares of our common stock and (b) 2,000,000 shares of our Series A Super Voting Preferred Stock.
Through RioRoca Holdings' ownership of the Series A Super Voting Preferred Stock, Mr. Loflin controlled all aspects of the management of our company.

Employment Agreement

 In January 2017, we entered into an employment agreement with our former CEO, David Loflin. Mr. Loflin's annual salary was $180,000. Through
June 30, 2017, Mr. Loflin was paid no salary and none was accrued. Beginning January 1, 2018, any unpaid salary amounts were accrued.

Acquisition of Clikia-LA

 In February 2017, we acquired Clikia Corp., a Louisiana corporation. Pursuant to the acquisition transaction, our former CEO and a former director, David Loflin, received 150,000 shares and TikiLive, Inc. received 100,000 shares of the 250,000 shares of our common stock issued in the acquisition transaction.

Archive Purchase Agreement

 In October 2018, we entered into an Archive Purchase Agreement with our former CEO, David Loflin, pursuant to which we acquired a complete copy of Mr. Loflin's video archive containing approximately 3,100 television and movie titles by the issuance of 20,000,000 shares of our common stock, which shares were valued at $200,000. At the time of such transaction, we intended to utilize the acquired video titles to augment the now-
terminated operations of our Clikia streaming cable television subscription service.

              LEGAL MATTERS

 Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan & Newlan, Ltd.,
Flower Mound, Texas.

          WHERE YOU CAN FIND MORE INFORMATION

 We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this
Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

                                                                                    -26-

                                                                      INDEX TO FINANCIAL STATEMENTS

                                  Unaudited Consolidated Financial Statements for the NIne Months Ended December 31, 2018 and 2017
       _____________________________________________________________________________________________

                Page
 Consolidated Balance Sheets at December 31, 2018, and March 31, 2018        F-1
 Consolidated Statements of Operations For the Three and Nine Months Ended December 31, 2018 and 2017    F-2
 Consolidated Statements of Cash Flows For the Nine Months Ended December 31, 2018 and 2017     F-3
 Notes to Consolidated Financial Statements           F-4

                                      Unaudited Consolidated Financial Statements for the Years Ended March 31, 2018 and 2017
       _____________________________________________________________________________________________

 Consolidated Balance Sheets at March 31, 2018 and 2017          F-10
 Consolidated Statements of Operations For the Years Ended March 31, 2018 and 2017      F-12
 Consolidated Statements of Changes in Stockholders' Equity (Deficit) For the Years Ended March 31, 2018 and 2017  F-13
 Consolidated Statements of Cash Flows For the Years Ended March 31, 2018 and 2017      F-14
 Notes to Consolidated Financial Statements           F-15

                                                                                    -27-

                                                                                CLIKIA CORP.
                                                                        CONSOLIDATED BALANCE SHEETS
                                                                  December 31, 2018, and March 31, 2018

              12/31/18   3/31/2018
             (unaudited)  (unaudited)
             __________  ___________
             ASSETS
Current assets
 Cash and cash equivalents         $    1,373  $   272,578
 Prepaid expenses and other current assets              622          622
             __________  ___________
 Total current assets               1,995      273,200
             __________  ___________
Other assets
 Notes receivable - third party            225,000      225,000
 Invesment in LiveSpeed Broadband           166,000      141,000
 Investment in Clikia Corp. (Louisiana) subsidiary          13,976       13,976
             __________  ___________
 Total intangible assets             404,976      379,976
             __________  ___________
Fixed assets
 Equipment               72,534        1,284
             __________  ___________
 Total fixed assets              72,534        1,284
             __________  ___________
 Total assets           $  479,505  $   654,460
             __________  ___________
             __________  ___________

         LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities
 Accounts payable - trade         $  111,215  $   172,013
 Loan on open account - third party            30,000       30,000
 Notes payable - third parties            489,130      489,130
 Note payable (Schooner Equities)             3,400       25,000
 Note payable (Goodkin)                 ---       20,000
 Note payable (Murphy)              36,370       36,370
 Notes payable (Par Point)            243,250      243,250
             __________  ___________
 Total current liabilities            913,365    1,015,763

Stockholders' deficit
 Preferred stock, $.00001 par value; 5,000,000 shares authorized, 2,000,000 and 2,000,000  20    20
     shares issued and outstanding at December 31, 2018, and March 31, 2018, respectively
 Common stock, $.00001 par value; 3,950,000,000 shares authorized, 61,565,735 and 2,034,429        616           20
     shares issued and outstanding at December 31, 2018, and March 31, 2018, respectively
 Additional paid-in capital          1,073,327      693,143
 Accumulated deficit          (1,507,823)   (1,054,486)
             __________  ___________
 Total stockholders' deficit          $(433,860)  $  (361,303)
             __________  ___________
 Total liabilities and stockholders' deficit        $ 479,505  $   654,460
             __________  ___________
             __________  ___________

        The accompanying notes are an integral part of these unaudited financial statements.

                                                                                   -F-1-

                                                                                 CLIKIA CORP.
           CONSOLIDATED STATEMENTS OF OPERATIONS
           For the Three and Nine Months Ended December 31, 2018 and 2017
           (unaudited)

         Three Months Ended     Nine Months Ended
       ______________________________________   ______________________________________
          12/31/18     12/31/17      12/31/18     12/31/17
       _____________  ______________   _____________  ______________
Revenues      $     1,525  $         445   $     3,519  $      1,049
Operating expenses         104,959         93,967       456,856       536,288
       _____________  ______________   _____________  ______________
Operating loss         (103,434)        (93,512)      (453,337)      (535,239)
       _____________  ______________   _____________  ______________
Net loss      $  (103,434)  $     (93,512)   $  (453,337)  $   (535,239)
       _____________  ______________   _____________  ______________
       _____________  ______________   _____________  ______________
Net loss per common share

 Basic and diluted    $     (0.00)  $      (0.15)   $     (0.02)  $      (0.89)
       _____________  ______________   _____________  ______________
       _____________  ______________   _____________  ______________

Weighted average number of common shares outstanding:

 Basic and diluted      41,005,735       625,629     19,893,821  598,628
       _____________  ______________   _____________  ______________
       _____________  ______________   _____________  ______________

        The accompanying notes are an integral part of these unaudited financial statements.

                                                                                   -F-2-

                                                                                 CLIKIA CORP.
           CONSOLIDATED STATEMENTS OF CASH FLOWS
            For the Nine Months Ended December 31, 2018 and 2017
           (unaudited)

               Nine Months Ended
             _____________________________________
                12/31/18     12/31/17
             _____________  _____________
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss           $    (453,337)  $   (535,239)
 Adjustments:
  Stock issued for interest                3,240           ---
  Stock issued for services              185,000        10,000
  Stock issued for peyment of accounts payable                ---       183,890
  Note issued for services                  ---        25,000
  Original issue discount                   ---        21,000
  Increase (decrease) in accounts payable             (60,798)       169,403
             _____________  _____________
Net cash used in operating activities              (325,895)      (123,336)

CASH FLOWS FROM INVESTING ACTIVITIES:

Net cash provided by (used in) investing activities                 ---           ---

CASH FLOWS FROM FINANCING ACTIVITIES:
 Purchase of equipment                (71,250)           ---
 Stock issued for cash                179,800        14,000
 Notes payable - third party, net of original issue discount               ---       270,000
 Notes receivable - third party                   ---      (225,000)
 Note payable - third party, net of finder's fees         ---        49,500
 Note payable - third party            ---        55,000
 Stock issued in acquisition               (53,238)    ---
 Advance on open account - related party                  ---         2,550
             _____________  _____________
Net cash provided by (used in) financing activities              55,312       116,550
             _____________  _____________
Net increase (decrease) in cash               (270,583)        (6,667)
Cash, beginning of year                 272,578        11,197
             _____________  _____________
Cash, end of year           $       1,995  $      4,530
             _____________  _____________
             _____________  _____________

        The accompanying notes are an integral part of these unaudited financial statements.

                                                                                   -F-3-

                                                                                 CLIKIA CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 2018
           (unaudited)

NOTE 1. NATURE OF THE BUSINESS

Clikia Corp. (the "Company") was incorporated in 2002 in the State of Nevada, under the name "MK Automotive, Inc." The Company's corporate name changed to "Clikia Corp." in July 2017. From 2002 through 2015, the Company was engaged in the retail and commercial automotive diagnostic, maintenance and repair services businesses, and, from December 2015 through January 2017, our company pursued the commercial exploitation of Squuak.com, a social media and content sharing tool and platform. Ultimately, these business efforts were unsuccessful.
In February 2017, the Company acquired Clikia Corp., a Louisiana corporation ("Clikia-LA"), a Baton Rouge, Louisiana-based "over-the-top", or OTT, video streaming service provider, and adopted the OTT video streaming business plan of Clikia-LA.

"Clikia" is the Company's subscription-based streaming cable television service delivered via its Clikia App, which is available in the
iTunes Store, the Google Play Store, on Amazon and Roku, and via Google Chromecast for any device, and through the Company's  interconnected website, www.Clikia.com, that targets consumers who wish to join the "cord-cutting" movement, the movement away from traditional cable television subscriptions.

Clikia competes in the "over-the-top" content (video) delivery industry. "Over-the-top," or OTT, is the term used to describe the delivery of film and TV content via the internet, without requiring users to subscribe to a traditional cable or satellite pay-TV service, like Comcast,
Time Warner Cable or DirecTV.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Clikia-LA. All inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid investments with original maturities of three months or less.

Stock Issued for Goods and Services

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from persons other than employees in accordance with ASC Topic 505.
Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of performance commitment or completion of performance by the provider of goods or services, as defined by ASC Topic 505.

Earnings per Share

Basic net income (loss) per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Reverse Split

In July 2018, the Company effected a 1-for-500 reverse split of its common stock. Historical information presented in the accompanying financial statements and in these notes has been adjusted to reflect this reverse stock split.

                                                                                   -F-4-

NOTE 3. ACCOUNTING POLICIES

The Company has evaluated recent accounting pronouncements and believes none will have a material effect on its consolidated financial statements upon implementation.

NOTE 4. CHANGE IN CONTROL OF THE COMPANY

In September 2016, there occurred a change in control of the Company, when the Company's now-CEO, David Loflin, acquired ownership of RioRoca Holdings, LLC, the owner of (a) 63,509 shares, or approximately 60%, of the Company's then-outstanding common stock and (b) 2,000,000 shares of the Company's Series A Super Voting Preferred Stock
(shares of Series A Super Voting Preferred Stock have 500 times that number of votes on all matters submitted to the shareholders that each shareholder of Company common stock is entitled to vote at each meeting of shareholders and vote together with the holders of Company common stock as a single class). This ownership of Company securities provides RioRoca Holdings, LLC with control of the Company. As the owner of RioRoca Holdings, LLC, Mr. Loflin controls the disposition and voting of Company securities owned by RioRoca Holdings, LLC.

NOTE 5. EXTINGUISHMENT OF DEBT

In December 2011, the Company entered into a settlement agreement (the "Settlement Agreement") with one of its lenders to satisfy an existing loan default, which resulted in the extinguishment of such loan. The principal balance of the loan, at the time of the Settlement Agreement, was $460,410, with related accrued interest of $4,676.

In connection with the Settlement Agreement, two related parties (Michael R. Murphy and Thomas E. Kubik) loaned a total of $225,704 in cash to the Company. The proceeds of both of these loans were applied by the Company to satisfy its payment obligation of $225,704 under the Settlement Agreement. (See Note 6. Related-Party Transactions).

NOTE 6. RELATED-PARTY TRANSACTIONS

In October 2018, the Company issued 20,000,000 shares of common stock to purchase a video archive from David Loflin, a director and CEO of the Company, pursuant to an Archive Purchase Agreement. These shares were valued at $200,000, in the aggregate. In entering to this agreement, the Company's Board of Directors determined that the Company's acquiring the video archive would serve to augment the operations of its Clikia streaming cable television subscription service. The purchased video archive is comprised of over 3,000 television and film titles.

In August 2018, a total of 2,000,000 shares of common stock were issued for services, as follows: (1) 500,000 shares were issued to Brian Wendt, a director of the
Company, as a retention bonus; and (2) 1,500,000 shares were issued to David Loflin, a director and CEO of the Company, as a performance bonus. All of the issued shares were valued at $.04 per share.

In November 2017, the Company acquired, in separate transactions, 45% of each of LiveSpeed Baton Rouge #1, LLC (d/b/a LiveSpeed Broadband) and LiveSpeed Baton Rouge #2,
LLC (d/b/a LiveSpeed Broadband). In the acquisition transactions, the Company issued two promissory notes with $60,000 face amounts and a total of 10,000 shares of our common stock to a third party. Further, in connection with each such acquisition transaction, the remaining 55% ownership interest was contributed to the capital of the
Company for no consideration by a company in which the Company's CEO, David Loflin, holds a 50% pecuniary interest. Mr. Loflin received no consideration, direct or indirect, in connection with such contributions.

In February 2017, the Company acquired Clikia Corp., a Louisiana corporation (Clikia-LA). Pursuant to the acquisition transaction, the Company's CEO, David Loflin, received 150,000 shares of the 100,000 shares of Company common stock issued in the acquisition transaction. (See Note 9. Acquisitions).

In December 2011, the Company borrowed a total of $225,704 from two shareholders ($112,852 from each of Michael R. Murphy and Thomas E. Kubik). The proceeds of both loans were applied by the Company to satisfy its payment obligation of $225,704 under the Settlement Agreement. In connection with Mr. Murphy's loan, the Company issued a promissory note, face amount $112,852, to Mr. Murphy, in consideration of his $112,852 loan to the Company. This promissory note, by its original terms, bears no interest, had a due date of December 31, 2012, and was convertible into shares of Company common stock at the rate of one share for every $.00001 of debt converted.
However, by agreement with the holder of such promissory note, in April 2017, the conversion rate under such promissory note was amended to one share for every $.25 of debt converted. At March 31, 2018, the remaining unpaid principal balance of such promissory note was $36,370. (See Note 5. Extinguishment of Debt and Note 7. Notes
Payable).

                                                                                   -F-5-

NOTE 7. NOTES PAYABLE

In February 2017, the Company issued a promissory note, face amount $25,000, to Schooner Equities, LLC, in consideration of a loan in the amount of $25,000. This promissory note bears interest at 6% per annum, was due in February 2018 and is convertible into shares of Company common stock at a conversion price that is equal to 45% of the then-current market price of the Company's common stock. During the six months ended September 30, 2018, $20,600 of the principal balance was converted into a total of 1,200,000 shares of common stock. At September 30, 2018, the remaining unpaid principal balance of such promissory note was $3,400.

In July 2017, the Company issued convertible promissory note in the amount of $291,000, including original issue discount, to a third party. This promissory note is due in October 2018 and is convertible from time to time by its holder, at then-market prices of the Company's common stock. The Company also issued to such third party a warrant to purchase approximately 29,000 shares of its common stock. In consideration of its issuing such promissory note and warrant, the Company received cash in the amount of $45,000 and a series of nine promissory notes in the amount of $25,000, all of which are due in October 2018.

In March 2017, the Company issued a promissory note, face amount $10,000, to a third party, Adam Goodkin, in consideration of a loan in the amount of $10,000. This promissory note bears interest at 6% per annum, was due in March 2018 and is convertible into shares of Company common stock at the rate of one share for every $.83 of debt converted. During the six months ended September 30, 2018, the entire principal balance plus accrued interest was converted into a total of 15,108 shares of common stock.

In June 2017, the Company issued a promissory note, face amount $10,000, to a third party, Adam Goodkin, in consideration of a loan in the amount of $10,000. This promissory note bears interest at 6% per annum, is due in June 2018 and is convertible into shares of Company common stock at the rate of one share for every $.83 of debt converted. During the six months ended September 30, 2018, the entire principal balance plus accrued interest was converted into a total of 12,892 shares of common stock.

In November 2017, the Company issued two promissory notes with $60,000 face amounts a third party, in connection with the Company acquisitions of LiveSpeed Baton Rouge
#1, LLC and LiveSpeed Baton Rouge #2, LLC. These promissory notes bear interest at 5% per annum and were due in January 2018. At September 30, 2018, the remaining unpaid principal balance of each of such promissory notes was $59,065.

In November 2017, the Company issued a promissory note, face amount $30,000, to a third party, in consideration of a loan in the amount of $30,000. This promissory note bears interest at 10% per annum, is due in November 2018 and is convertible into shares of Company common stock at a rate that is a discount to the then-market price of the Company's common stock. At September 30, 2018, the remaining unpaid principal balance of such promissory note was $30,000.

In November 2017, the Company issued a promissory note, face amount $25,000, to a third party, in consideration of consulting services. This promissory note bears interest at 10% per annum, is due in November 2018 and is convertible into shares of Company common stock at a rate that is a discount to the then-market price of the Company's common stock. At September 30, 2018, the remaining unpaid principal balance of such promissory note was $25,000.

In December 2017, the Company issued a promissory note, face amount $25,000, to a third party, in consideration of a loan in the amount of $25,000. This promissory note bears interest at 10% per annum, is due in December 2018 and is convertible into shares of Company common stock at a rate that is a discount to the then-market price of the Company's common stock. At September 30, 2018, the remaining unpaid principal balance of such promissory note was $25,000.

In August 2015, the Company issued a promissory note, face amount $225,000, to Par Point Capital, LLC, in connection with the Company's purchase of Squuak.com and related intangible assets. This promissory note bears interest at 6% per annum, was due in August 2016 and is convertible into shares of Company common stock at the rate of one share for every $.25 of debt converted. At September 30, 2018, the remaining unpaid principal balance of such promissory note was $225,000.

In August 2015, the Company issued a promissory note, face amount $25,000, to Par Point Capital, LLC, pursuant to a consulting agreement. This promissory note bears interest at 6% per annum, was due in August 2016 and is convertible into shares of Company common stock at the rate of one share for every $.25 of debt converted. At
September 30, 2018, the remaining unpaid principal balance of such promissory note was $18,250.

In December 2011, the Company issued a promissory note, face amount $112,852, to Michael R. Murphy, in consideration of his $112,852 loan to the Company. This promissory note, by its original terms, bears no interest, had a due date of December 31, 2012, and was convertible into shares of Company common stock at the rate of one share for every $.00001 of debt converted. However, by agreement with the holder of such promissory note, in April 2017, the conversion rate under such promissory note was amended to one share for every $.25 of debt converted. At September 30, 2018, the remaining unpaid principal balance of such promissory note was $36,370.

                                                                                   -F-6-

NOTE 8. LOAN ON OPEN ACCOUNT

In February 2017, the Company obtained a loan on open account from a third party in the amount of $30,000. This loan on open account is payable on demand. At June 30, 2018, the remaining unpaid principal balance of such loan was $30,000.

NOTE 9. ACQUISITIONS

In November 2017, the Company acquired, in separate transactions, 45% of each of LiveSpeed Baton Rouge #1, LLC (d/b/a LiveSpeed Broadband) and LiveSpeed Baton Rouge #2, LLC (d/b/a
LiveSpeed Broadband). In the acquisition transactions, the Company issued two promissory notes with $60,000 face amounts and a total of 10,000 shares of our common stock to a third party. Further, in connection with each such acquisition transaction, the remaining 55% ownership interest was contributed to the capital of the Company for no consideration by a company in which the Company's CEO, David Loflin, holds a 50% pecuniary interest. Mr. Loflin received no consideration, direct or indirect, in connection with such contributions.
(See Note 6. Related-Party Transactions and Note 7. Notes Payable).

In February 2017, the Company acquired Clikia Corp. (Clikia-LA), a Baton Rouge, Louisiana-based OTT video streaming service provider, and adopted the OTT video streaming business plan of Clikia-LA and is currently pursuing such business plan. In connection with such transaction, the Company issued a total of 250,000 shares of common stock to the owners of
Clikia-LA, including to the Company's CEO and a director, David Loflin, who was issued 150,000 shares, and TikiLive, Inc., who was issued 100,000 shares. Subsequent to the closing of this transaction in January 2018, the Company entered into a common stock repurchase agreement with TikiLive, Inc., pursuant to which the Company repurchased 50,000 of the shares issued to TikiLive, Inc., in exchange for a $150,000 face amount promissory note, which was, thereafter, forgiven in full by TikiLive, Inc. (See Note 6. Related-Party Transactions
and Note 13. Repurchase of Common Stock).

In December 2015, the Company acquired Squuak.com, a social media and content sharing tool and platform, from Par Point Capital, LLC, in exchange for a $225,000 promissory note.
(See Note 7. Notes Payable).

NOTE 10. CAPITAL STOCK

Amendment of Articles of Incorporation

In January 2019, the Company amended its Articles of Incorporation, to expand its authorized number of shares of common stock to 3,950,000,000 shares.

In July 2018, the Company amended its Articles of Incorporation, to expand its authorized number of shares of common stock to 950,000,000 shares.

In May 2018, the Company amended its Articles of Incorporation, to provide for a 1-for-500 reverse split of its common stock (effective in July 2018) and to reduce its authorized number of shares of common stock to 750,000,000 shares.

In March 2018, the Company amended its Articles of Incorporation, to expand its authorized number of shares of common stock to 3,450,000,000 shares.

In November 2017, the Company amended its Articles of Incorporation, to expand its authorized number of shares of common stock to 1,450,000,000 shares.

Stock Issued for Services

During the nine months ended December 31, 2018, the Company issued shares of common stock for services, as follows: (1) 12,000 shares of common stock pursuant to the terms of a financial consulting agreement with a third party, which shares were valued at $10,000, in the aggregate; (2) a total of 3,814,512 shares of common stock pursuant to the terms of a consulting agreement with a third party, which shares were valued at $50,000, in the aggregate; (3) 1,000,000 shares were issued to a third party, as a performance bonus, which shares were valued at $40,000, in the aggregate; (4) 500,000 shares were issued to Brian Wendt, a director of the Company, as a retention bonus, which shares were valued at $20,000, in the aggregate; (5) 1,500,000 shares were issued to David Loflin, a director and CEO of the Company, as a performance bonus, which shares were valued at $60,000, in the aggregate; and (6) 15,000,000 shares of common stock in payment of legal services, which shares were valued at $15,000, in the aggregate.

Stock Issued for Debt Conversion

During the nine months ended December 31, 2018, the Company issued shares of common stock on debt conversions, as follows: (1) 15,108 shares of common stock were issued in connection with the full conversion, including accrued interest, of a $10,000 face amount promissory note by a third party; (2) 12,892 shares of common stock were issued in connection with the full conversion, including accrued interest, of a $10,000 face amount promissory note by a third party; (3) 600,000 shares of common stock were issued in connection with a partial conversion ($10,800) of

                                                                                   -F-7-

a $25,000 face amount promissory note by a third party; and (4) 600,000 shares of common stock were issued in connection with a partial conversion ($10,800) of a $25,000 face amount promissory note by a third party.

Stock Issued for Cash

During the nine months ended December 31, 2018, the Company issued a total of 14,840,000 shares of common stock, pursuant to the Company's offering pursuant to Regulation A under the Securities Act of 1933, as amended. These shares were sold for cash in the aggregate amount of $185,800.

Stock Issued as Additional Consideration

In October 2018, the Company issued 5,000,000 shares of common stock as a settle-up (following the July 2018 reverse split)  with respect to the Company's previous acquisitions of its LiveSpeed Broadband assets, which shares were valued at $25,000, in the aggregate.

Stock Issued for Asset Acquisition

In October 2018, the Company issued 20,000,000 shares of common stock to purchase a video archive from David Loflin, a director and CEO of the Company, pursuant to an Archive
Purchase Agreement. These shares were valued at $200,000, in the aggregate. In entering to this agreement, the Company's Board of Directors determined that the Company's acquiring the video archive would serve to augment the operations of its Clikia streaming cable television subscription service. The purchased video archive is comprised of over 3,000 television and film titles.

NOTE 11. SETTLEMENT AGREEMENT

In August 2017, the Company entered into a settlement agreement and stipulation (the "Settlement Agreement") with a third party. Pursuant to the Settlement Agreement, the Company agreed to issue shares of its common stock in exchange for the settlement of certain past due obligations and accounts payable of the Company (the "Subject Debts") in the aggregate amount of $355,903.50 ("the Settlement Amount"), which the third party had previously purchased from certain vendors of the Company. Further, the Company agreed to issue shares of common stock in one or more tranches, as necessary, sufficient to satisfy the Settlement Amount. The per share price of the shares of common stock shall be equal to 50% of the then-recent market price of the Company's common stock. Additionally, the Company issued 3,410 shares of its common stock to the third party as a settlement fee. Under the
Settlement Agreement, the third party is not permitted, at any time, to own beneficially more than 9.99% of the Company's then-outstanding shares of common stock. The Company initially reserved 300,000 shares of its common stock to provide for issuances made pursuant to the Settlement Agreement. To date, a total of 54,000 shares have been issued in payment of $183,889.50 of the Subject Debts.

NOTE 12. REGULATION A OFFERING

In December 2017, the Company's Form 1-A filed with the SEC, relating to an offering pursuant to Regulation A under the Securities Act of 1933, as amended, was "qualified" by the SEC, which offering terminated by its terms in December 2018. Through such termination, the Company sold a total of 15,968,800 shares of its common stock pursuant to such offering for cash in the aggregate amount of $751,320.

NOTE 13. REPURCHASE OF COMMON STOCK

In January 2018, the Company consummated a common stock repurchase agreement with TikiLive, Inc., pursuant to which the Company repurchased 50,000 of the shares issued to TikiLive,
Inc. in connection with the Company's acquisition of Clikia-LA, in exchange for a $150,000 face amount promissory note. Then, in February 2018, due to certain business conditions affecting TikiLive, Inc., the entire balance of such promissory note was forgiven in full by TikiLive, Inc., for no additional consideration.

NOTE 14. SUBSEQUENT EVENTS

Amendment of Articles of Incorporation

In January 2019, the Company amended its Articles of Incorporation, to expand its authorized number of shares of common stock to 3,950,000,000 shares.

Note Payable

In January 2019, the Company issued a promissory note, face amount $100,000, to a third party, in consideration of loans up to such amount, $75,000 of which has been received by the Company. This promissory note bears interest at 10% per annum, is due in January 2020 and is convertible into shares of Company common stock at a conversion rate of $.00005.

                                                                                   -F-8-

In January 2019, the Company issued a promissory note, face amount $6,000, to a third party, as part of the consideration paid by the Company under a consulting agreement. This promissory note bears interest at 10% per annum and was due in February 2019. The Company remains in default under such promissory note.

Stock Issued for Performance Bonus

In January 2019, 120,000,000 shares of common stock were issued to David Loflin, a director and CEO of the Company, as a performance bonus, which shares were valued at $.0012 per share, or $144,000, in the aggregate.

Stock Issued in Debt Conversions

Since December 31, 2018, a total of 590,900,000 shares of Company common stock have been issued in debt conversion transactions.

Stock Issued for Services

In January 2019, the Company issued shares of common stock for services, as follows: (1) 25,000,000 shares of common stock pursuant to the terms of a consulting agreement with a third party, which shares were valued at $30,000, in the aggregate; (2) 30,000,000 shares of common stock pursuant to the terms of a consulting agreement with a third party, which shares were valued at $36,000, in the aggregate; and (3) 25,000,000 shares of common stock as a performance bonus to a third party consultant, which shares were valued at
$30,000, in the aggregate.

Paramount Pictures Corporation v. Omniverse One World Television, Inc. (OOWT)

In February 2019, a legal consortium consisting of several programmers, studios and OTT industry participants, filed a lawsuit (Paramount Pictures Corporation, Columbia
Pictures Industries, Inc., Disney Enterprises, Inc., Twentieth Century Fox Film Corporation, Warner Bros. Entertainment Inc., Universal City Studios Productions LLLP, Universal
Television, LLC and Universal Content Productions, LLC v. Omniverse One World Television, Inc.; Jason M. DeMeo, United States District Court, Central District of California,
Western Division, Case No. 2:19-cv-01156), alleging, among other things, that OOWT does not have the right to license certain OTT programming to third parties. OOWT has not yet filed an answer in this lawsuit. However, OOWT has issued a statement denying that it is in violation of any agreement with any of the plaintiffs.

This lawsuit has put the Company's Clikia streaming subscription cable television service at risk, inasmuch as the Company obtains a a vast majority of its OTT programming through TikiLive, a company that obtains its OTT programming from OOWT. In summary, should the plaintiffs be successful in its lawsuit as presented, it is likely that the
Company would no longer be able to derive any material revenues from its Clikia service. The Company is currently evaluating this lawsuit vis-a-vis the Company's current and future prospects.

                                                                                   -F-9-

                                                                                CLIKIA CORP.
                                                                        CONSOLIDATED BALANCE SHEETS
                                                                           March 31, 2018 and 2017
                                                                                (unaudited)

                3/31/18     3/31/17
             _____________  _____________
             ASSETS
Current assets
 Cash and cash equivalents         $    272,578  $     11,197
 Prepaid expenses and other current assets                622           622
             _____________  _____________
  Total current assets              273,200        11,819
             _____________  _____________

Other assets
 Notes receivable - third party              225,000           ---
 Investment in LiveSpeed Broadband             141,000           ---
 Investment in Clikia Corp. (Louisiana) subsidiary            13,976        13,976
             _____________  _____________
  Total intangible assets              379,976        13,976
             _____________  _____________

Fixed assets
 Equipment                  1,284         1,284
             _____________  _____________
  Total fixed assets                1,284         1,284
             _____________  _____________
   Total assets         $     27,079  $    246,018
             _____________  _____________
             _____________  _____________

                                                                    LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities
 Accounts payable - trade         $    172,013  $        ---
 Loan on open account - third party              30,000        30,000
 Notes payable - third parties              489,130           ---
 Note payable (Schooner Equities)              25,000        25,000
 Note payable (Goodkin)                20,000        10,000
 Note payable (Murphy)                36,370        48,870
 Notes payable (Par Point)              243,250       243,250
             _____________  _____________

 Total current liabilities            1,015,763       357,120

Stockholders' deficit
 Preferred stock, $.00001 par value; 5,000,000 shares authorized, 2,000,000 and      20     20
    2,0000,000 shares issued and outstanding at March 31, 2018 and 2017, respectively
 Common stock, $.00001 par value; 950,000,000 shares authorized, 2,034,429 and             20             5
    509,629 shares issued and outstanding at March 31, 2018 and 2017, respectively
 Additional paid-in capital              693,143        35,280
 Accumulated deficit            (1,054,486)      (365,346)
             _____________  _____________

                                                                                   -F-10-

 Total stockholders' deficit         $   (361,303)  $   (330,041)
             _____________  _____________
 Total liabilities and stockholders' deficit       $    654,460  $     27,079
             _____________  _____________
             _____________  _____________

        The accompanying notes are an integral part of these unaudited financial statements.

                                                                                   -F-11-

                                                                                 CLIKIA CORP.
           CONSOLIDATED STATEMENTS OF OPERATIONS
               For the Years Ended March 31, 2018 and 2017
           (unaudited)

               Year Ended March 31,
             ______________________________________
                  2018       2017
               (unaudited)    (unaudited)
             ______________  ______________
Revenues            $       1,413  $         200
Operating costs and expenses
 Operating expenses                693,053         60,407
 Impairment charge                    ---        243,188
             ______________  ______________
  Total operating expenses              693,053        303,595
             ______________  ______________
Operating loss                 (691,640)       (303,595)
             ______________  ______________
Other income                  150,000            ---
             ______________  ______________
Net loss            $    (541,640)  $    (303,595)
             ______________  ______________
             ______________  ______________
Net loss per common share

 Basic and diluted          $       (0.46)  $       (1.99)
             ______________  ______________
             ______________  ______________
Weighted average number of common shares outstanding:

 Basic and diluted          1,179,644  155,795
             ______________  ______________
             ______________  ______________

        The accompanying notes are an integral part of these unaudited financial statements.

                                                                                   -F-12-

                                                                                 CLIKIA CORP.
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
               For the Years Ended March 31, 2018 and 2017
           (unaudited)

        Preferred Stock      Common Stock
    ______________________________________________________     Additional  Accumulated           Total
    Shares  Amount  Shares  Amount  Paid-in Capital    Deficit  Stockholders' Deficit
    _____________________________________________________________________________________________________________________________________

Balance, March 31, 2016  2,000,000     20      123,029      1        7,004     (61,751)           (54,726)
Shares issued for consulting       ---    ---          600      1          299   ---               300
Shares issued for business
  acquisition         ---    ---      250,000      1       12,499   ---            12,500
Shares issued for bonus        ---    ---       20,000      1        9,999   ---            10,000
Shares issued for debt
  conversions         ---    ---      116,000      1        5,499   ---             5,480
Net loss         ---    ---          ---    ---          ---     (303,595)          (303,595)
    _____________________________________________________________________________________________________________________________________
Balance, March 31, 2017  2,000,000     20      509,629      5       35,280     (365,346)          (330,041)

Shares issued for consulting       ---    ---       12,000      1        9,999          ---            10,000
Repurchase of shares        ---    ---      (50,000)     (1)       (2,499)     (147,500)          (150,000)

Shares issued in settlement
  agreement         ---    ---       54,000      1       41,357          ---            41,358
Shares issued in acquisitions       ---    ---       10,000      1       19,999          ---            20,000
Shares issued for debt
  conversions         ---    ---       70,000      1       17,499          ---            17,500
Shares issued for cash        ---    ---    1,428,800     12      571,508          ---           571,520
Net loss         ---    ---          ---    ---          ---     (541,640)          (541,640)
    _____________________________________________________________________________________________________________________________________
Balance, March 31, 2018  2,000,000     20   2,034,429     20      693,143   (1,054,486)          (361,303)
    _____________________________________________________________________________________________________________________________________
    _____________________________________________________________________________________________________________________________________

        The accompanying notes are an integral part of these unaudited financial statements.

                                                                                   -F-13-

                                                                                 CLIKIA CORP.
             CONSOLIDATED STATEMENTS OF CASH FLOWS
                  For the Year Ended March 31, 2018 and 2017
           (unaudited)

                      Year Ended March 31,
             ______________________________________
                3/31/18     3/31/17
             ______________  ______________
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss           $    (303,041)  $    (303,041)
 Adjustments to reconcile net loss to cash used for operating activities:
  Impairment charge                   ---        243,188
  Stock issued for services               10,000         10,300
  Stock issued in settlement agreement              41,358            ---
  Note issued for services               25,000            ---
  Income from debt forgiveness             (150,000)            ---
  Original issue discount                21,000            ---
  Increase in accounts payable              172,013            ---
             ______________  ______________
Net cash used in operating activities               (49,907)        (49,907)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities                 ---            ---
CASH FLOWS FROM FINANCING ACTIVITIES:
 Stock issued for cash                534,150            ---
 Note payable - third party, net of original issue discount           270,000            ---
 Note payable - third party, net of finder's fee              49,500            ---
 Notes receivable - third party              (225,000)     ---
 Notes payable - third party                55,000         35,000
 Loan on open account - third party                  ---         30,000
 Loan on open account - related party                  ---         14,500
 Repayment of loan on open account - related party                ---        (14,500)
 Advance on open account - related party                  ---         (3,896)
             ______________  ______________
Net cash provided by (used in) financing activities             683,650         61,104
             ______________  ______________
Net increase (decrease) in cash                261,381         10,273
Cash, beginning of year                  11,197            924
             ______________  ______________
Cash, end of year           $     272,578  $      11,197
             ______________  ______________
             ______________  ______________

        The accompanying notes are an integral part of these unaudited financial statements.

                                                                                   -F-14-

                                                                                 CLIKIA CORP.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              March 31, 2018
           (unaudited)

NOTE 1. NATURE OF THE BUSINESS

Clikia Corp. (the "Company") was incorporated in 2002 in the State of Nevada, under the name "MK Automotive, Inc." The Company's corporate name changed to "Clikia
Corp." in July 2017. From 2002 through 2015, the Company was engaged in the retail and commercial automotive diagnostic, maintenance and repair services businesses, and, from December 2015 through January 2017, our company pursued the commercial exploitation of Squuak.com, a social media and content sharing tool and platform.
Ultimately, these business efforts were unsuccessful. In February 2017, the Company acquired Clikia Corp., a Louisiana corporation ("Clikia-LA"), a Baton Rouge,
Louisiana-based "over-the-top", or OTT, video streaming service provider, and adopted the OTT video streaming business plan of Clikia-LA.

"Clikia TV" is the Company's subscription-based streaming cable television service delivered via its Clikia App, which is available in the iTunes Store, the Google
Play Store, on Amazon and Roku, and via Google Chromecast for any device, and through the Company's  interconnected website, www.Clikia.com, that targets consumers who wish to join the "cord-cutting" movement, the movement away from traditional cable television subscriptions.

Clikia TV competes in the "over-the-top" content (video) delivery industry. "Over-the-top," or OTT, is the term used to describe the delivery of film and TV content via the internet, without requiring users to subscribe to a traditional cable or satellite pay-TV service, like Comcast, Time Warner Cable or DirecTV.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Clikia-LA. All inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid investments with original maturities of three months or less.

Stock Issued for Services

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from persons other than employees in accordance with ASC Topic 505.
Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of performance commitment or completion of performance by the provider of goods or services as defined by ASC Topic 505.

Earnings per Share

Basic net income (loss) per share is computed on the basis of the weighted average number of common shares outstanding during the period.

NOTE 3. ACCOUNTING POLICIES

The Company has evaluated recent accounting pronouncements and believes none will have a material effect on its consolidated financial statements upon implementation.

NOTE 4. CHANGE IN CONTROL OF THE COMPANY

In September 2016, there occurred a change in control of the Company, when the Company's now-CEO, David Loflin, acquired ownership of RioRoca Holdings, LLC, the owner of
(a) 31,754,675 shares, or approximately 60%, of the Company's then-outstanding common stock and (b) 2,000,000 shares of the Company's Series A Super Voting Preferred
Stock (shares of Series A Super Voting Preferred Stock have 500 times that number of votes on all matters submitted to the shareholders that each shareholder of Company common stock is entitled to vote at each meeting of shareholders and vote together with the holders of Company common stock as a single class). This ownership of Company securities provides RioRoca Holdings, LLC with control of the Company. As the owner of RioRoca Holdings, LLC, Mr. Loflin controls the disposition and voting of Company securities owned by RioRoca Holdings, LLC.

                                                                                   -F-15-

NOTE 5. EXTINGUISHMENT OF DEBT

In December 2011, the Company entered into a settlement agreement (the "Settlement Agreement") with one of its lenders to satisfy an existing loan default, which resulted in the extinguishment of such loan. The principal balance of the loan, at the time of the Settlement Agreement, was $460,410, with related accrued interest of $4,676.

In connection with the Settlement Agreement, two related parties (Michael R. Murphy and Thomas E. Kubik) loaned a total of $225,704 in cash to the Company. The proceeds of both of these loans were applied by the Company to satisfy its payment obligation of $225,704 under the Settlement Agreement. (See Note 6. Related-Party Transactions).

NOTE 6. RELATED-PARTY TRANSACTIONS

In November 2017, the Company acquired, in separate transactions, 45% of each of LiveSpeed Baton Rouge #1, LLC (d/b/a LiveSpeed Broadband) and LiveSpeed Baton Rouge #2, LLC
(d/b/a LiveSpeed Broadband). In the acquisition transactions, the Company issued two promissory notes with $60,000 face amounts and a total of 5,000,000 shares of our common stock to a third party. Further, in connection with each such acquisition transaction, the remaining 55% ownership interest was contributed to the capital of the Company for no consideration by a company in which the Company's CEO, David Loflin, holds a 50% pecuniary interest. Mr. Loflin received no consideration, direct or indirect, in connection with such contributions.

In February 2017, the Company acquired Clikia Corp., a Louisiana corporation (Clikia-LA). Pursuant to the acquisition transaction, the Company's CEO, David Loflin, received
75,000,000 shares of the 125,000,000 shares of Company common stock issued in the acquisition transaction. (See Note 9. Acquisitions).

In December 2011, the Company borrowed a total of $225,704 from two shareholders ($112,852 from each of Michael R. Murphy and Thomas E. Kubik). The proceeds of both loans were applied by the Company to satisfy its payment obligation of $225,704 under the Settlement Agreement. In connection with Mr. Murphy's loan, the Company issued a promissory note, face amount $112,852, to Mr. Murphy, in consideration of his $112,852 loan to the Company. This promissory note, by its original terms, bears no interest, had a due date of
December 31, 2012, and was convertible into shares of Company common stock at the rate of one share for every $.00001 of debt converted. However, by agreement with the holder of such promissory note, in April 2017, the conversion rate under such promissory note was amended to one share for every $.0005 of debt converted. At March 31, 2018, the remaining unpaid principal balance of such promissory note was $36,370. (See Note 5. Extinguishment of Debt and Note 7. Notes Payable).

NOTE 7. NOTES PAYABLE

In February 2017, the Company issued a promissory note, face amount $25,000, to Schooner Equities, LLC, in consideration of a loan in the amount of $25,000. This promissory note bears interest at 6% per annum, was due in February 2018 and is convertible into shares of Company common stock at a conversion price that is equal to 45% of the then-
urrent market price of the Company's common stock. At March 31, 2018, the remaining unpaid principal balance of such promissory note was $25,000.

In July 2017, the Company issued convertible promissory note in the amount of $291,000, including original issue discount, to a third party. This promissory note is due in
October 2018 and is convertible from time to time by its holder, at then-market prices of the Company's common stock. The Company also issued to such third party a warrant to purchase approximately 14,500,000 shares of its common stock. In consideration of its issuing such promissory note and warrant, the Company received cash in the amount of $45,000 and a series of nine promissory notes in the amount of $25,000, all of which are due in October 2018.

In March 2017, the Company issued a promissory note, face amount $10,000, to a third party, Adam Goodkin, in consideration of a loan in the amount of $10,000. This promissory note bears interest at 6% per annum, was due in March 2018 and is convertible into shares of Company common stock at the rate of one share for every $.00166 of debt converted.
At March 31, 2018, the remaining unpaid principal balance of such promissory note was $10,000. In June 2018, the entire principal balance plus accrued interest was converted into shares of common stock. (See Note 14. Subsequent Events).

In June 2017, the Company issued a promissory note, face amount $10,000, to a third party, Adam Goodkin, in consideration of a loan in the amount of $10,000. This promissory note bears interest at 6% per annum, is due in June 2018 and is convertible into shares of Company common stock at the rate of one share for every $.00166 of debt converted. At March 31, 2018, the remaining unpaid principal balance of such promissory note was $10,000. In June
2018, the entire principal balance plus accrued interest was converted into shares of common stock. (See Note 14. Subsequent Events).

In November 2017, the Company issued two promissory notes with $60,000 face amounts a third party, in connection with the Company acquisitions of LiveSpeed Baton Rouge #1,
LLC and LiveSpeed Baton Rouge #2, LLC. These promissory notes bear interest at 5% per annum and were due in January 2018. At March 31, 2018, the remaining unpaid principal balance of each of such promissory notes was $59,065.

In November 2017, the Company issued a promissory note, face amount $30,000, to a third party, in consideration of a loan in the amount of $30,000. This promissory note bears interest at 10% per annum, is due in November 2018 and is convertible into shares of Company common stock at a rate that is a discount to the then-market price of the Company's common stock. At March 31, 2018, the remaining unpaid principal balance of such promissory note was $30,000.

In November 2017, the Company issued a promissory note, face amount $25,000, to a third party, in consideration of consulting services. This promissory note bears interest at 10% per annum, is due in November 2018 and is convertible into shares of Company common stock at a rate that is a discount to the then-market price of the Company's common stock. At March 31, 2018, the remaining unpaid principal balance of such promissory note was $25,000.

                                                                                   -F-16-

In December 2017, the Company issued a promissory note, face amount $25,000, to a third party, in consideration of a loan in the amount of $25,000. This promissory note bears interest at 10% per annum, is due in December 2018 and is convertible into shares of Company common stock at a rate that is a discount to the then-market price of the Company's common stock. At March 31, 2018, the remaining unpaid principal balance of such promissory note was $25,000.

In August 2015, the Company issued a promissory note, face amount $225,000, to Par Point Capital, LLC, in connection with the Company's purchase of Squuak.com and related intangible assets. This promissory note bears interest at 6% per annum, was due in August 2016 and is convertible into shares of Company common stock at the rate of one share for every $.0005 of debt converted. At March 31, 2018, the remaining unpaid principal balance of such promissory note was $225,000.

In August 2015, the Company issued a promissory note, face amount $25,000, to Par Point Capital, LLC, pursuant to a consulting agreement. This promissory note bears interest at 6% per annum, was due in August 2016 and is convertible into shares of Company common stock at the rate of one share for every $.0005 of debt converted. At
March 31, 2018, the remaining unpaid principal balance of such promissory note was $18,250.

In December 2011, the Company issued a promissory note, face amount $112,852, to Michael R. Murphy, in consideration of his $112,852 loan to the Company. This promissory note, by its original terms, bears no interest, had a due date of December 31, 2012, and was convertible into shares of Company common stock at the rate of one share for every $.00001 of debt converted. However, by agreement with the holder of such promissory note, in April 2017, the conversion rate under such promissory note was amended to one share for every $.0005 of debt converted. During the year ended March 31, 2018, a total of 35,000,000 shares of common stock were issued in connection with partial conversions of this promissory note, with a total of $17,500.00 of principal balance of this promissory note being extinguished. At March 31, 2018, the remaining unpaid principal balance of such promissory note was $36,370.

NOTE 8. LOAN ON OPEN ACCOUNT

In February 2017, the Company obtained a loan on open account from a third party in the amount of $30,000. This loan on open account is payable on demand.

NOTE 9. ACQUISITIONS

In November 2017, the Company acquired, in separate transactions, 45% of each of LiveSpeed Baton Rouge #1, LLC (d/b/a LiveSpeed Broadband) and LiveSpeed Baton Rouge #2,
LLC (d/b/a LiveSpeed Broadband). In the acquisition transactions, the Company issued two promissory notes with $60,000 face amounts and a total of 5,000,000 shares of our common stock to a third party. Further, in connection with each such acquisition transaction, the remaining 55% ownership interest was contributed to the capital of the
Company for no consideration by a company in which the Company's CEO, David Loflin, holds a 50% pecuniary interest. Mr. Loflin received no consideration, direct or indirect, in connection with such contributions. (See Note 6. Related-Party Transactions and Note 7. Notes Payable).

In February 2017, the Company acquired Clikia Corp. (Clikia-LA), a Baton Rouge, Louisiana-based OTT video streaming service provider, and adopted the OTT video streaming business plan of Clikia-LA and is currently pursuing such business plan. In connection with such transaction, the Company issued a total of 125,000,000 shares of common stock to the owners of Clikia-LA, including to the Company's CEO and a director, David Loflin, who was issued 75,000,000 shares, and TikiLive, Inc., who was issued 50,000,000 shares. Subsequent to the closing of this transaction in January 2018, the Company entered into a common stock repurchase agreement with TikiLive, Inc., pursuant to which the
Company repurchased 25,000,000 of the shares issued to TikiLive, Inc., in exchange for a $150,000 face amount promissory note, which was, thereafter, forgiven in full by
TikiLive, Inc. (See Note 6. Related-Party Transactions and Note 13. Repurchase of Common Stock).

In December 2015, the Company acquired Squuak.com, a social media and content sharing tool and platform, from Par Point Capital, LLC, in exchange for a $225,000 promissory note. (See Note 7. Notes Payable).

                                                                                   -F-17-

NOTE 10. CAPITAL STOCK

Amendment of Articles of Incorporation

In March 2018, the Company amended its Articles of Incorporation, to expand its authorized number of shares of common stock to 3,450,000,000 shares.

In November 2017, the Company amended its Articles of Incorporation, to expand its authorized number of shares of common stock to 1,450,000,000 shares.

Stock Issued for Services

During the year ended March 31, 2018, the Company issued 6,000,000 shares of common stock pursuant to the terms of a financial consulting agreement with a third party, which shares were valued at $10,000, in the aggregate.

Stock Issued for Cash

During the year ended March 31, 2018, the Company issued a total of 714,400,000 shares of common stock, pursuant to the Company's offering pursuant to Regulation A under the
Securities Act of 1933, as amended. These shares were sold for cash at $.0008 per share, or $571,520, in the aggregate.

NOTE 11. SETTLEMENT AGREEMENT

In August 2017, the Company entered into a settlement agreement and stipulation (the "Settlement Agreement") with a third party. Pursuant to the Settlement Agreement, the Company agreed to issue shares of its common stock in exchange for the settlement of certain past due obligations and accounts payable of the Company (the "Subject Debts") in the aggregate amount of $355,903.50 ("the Settlement Amount"), which the third party had previously purchased from certain vendors of the Company. Further, the Company agreed to issue shares of common stock in one or more tranches, as necessary, sufficient to satisfy the Settlement Amount. The per share price of the shares of common stock shall be equal to 50% of the then-recent market price of the Company's common stock. Additionally, the Company issued 1,704,859 shares of its common stock to the third party as a settlement fee. Under the Settlement Agreement, the third party is not permitted, at any time, to own beneficially more than 9.99% of the Company's then-outstanding shares of common stock.
The Company initially reserved 150 million shares of its common stock to provide for issuances made pursuant to the Settlement Agreement. To date, a total of 27,000,000 shares have been issued in payment of $183,889.50 of the Subject Debts.

NOTE 12. REGULATION A OFFERING

In December 2017, the Company's Form 1-A filed with the SEC, relating to an offering pursuant to Regulation A under the Securities Act of 1933, as amended, was "qualified" by the SEC. The Company is offering up to 1,250,000,000 shares of its common stock at an offering price of $.0008 per share. As of March 31, 2018, the Company had sold 714,400,000 of its common stock pursuant to such offering.

NOTE 13. REPURCHASE OF COMMON STOCK

In January 2018, the Company consummated a common stock repurchase agreement with TikiLive, Inc., pursuant to which the Company repurchased 25,000,000 of the shares issued to
TikiLive, Inc. in connection with the Company's acquisition of Clikia-LA, in exchange for a $150,000 face amount promissory note. Then, in February 2018, due to certain business conditions affecting TikiLive, Inc., the entire balance of such promissory note was forgiven in full by TikiLive, Inc., for no additional consideration.

NOTE 14. SUBSEQUENT EVENTS

In June 2018, a total of 7,554,217 shares of common stock were issued in connection with the full conversion, including accrued interest, of a $10,000 face amount promissory note by a third party, Adam Goodkin.

In June 2018, a total of 6,445,783 shares of common stock were issued in connection with the full conversion, including accrued interest, of a
$10,000 face amount promissory note by a third party, Adam Goodkin.

                                                                                   -F-14-

PART III - EXHIBITS
Index to Exhibits
 Exhibit No.  Description
 2.1#   Articles of Incorporation (filed June 20, 2002)
 2.2#   Articles of Amendment (filed April 1, 2008)
 2.3#   Articles of Amendment (filed September 30, 2015)
 2.4#   Articles of Amendment (filed March 10, 2017)
 2.5#   Bylaws of Clikia Corp., formerly MK Automotive, Inc.
 2.6#   Articles of Amendment (filed November 2, 2017)
 2.7#   Articles of Amendment (filed March 6, 2018)
 2.8#   Articles of Amendment (filed May 1, 2018)
 2.9#   Articles of Amendment (filed July 24, 2018)
 2.10*   Articles of Amendment (filed January 9, 2019)
 2.11$   Articles of Amendment (filed May 3, 2019)
 3.1#   Convertible Promissory Note issued to Michael Murphy
 3.2#   Convertible Promissory Note issued to Par Point Capital, LLC
 3.3#   Convertible Promissory Note issued to Schooner Equities LLC
 3.4#   Convertible Promissory Note issued to Adam Goodkin
 3.5#   Convertible Promissory Note issued to Par Point Capital, LLC
 3.6#   Promissory Note issued to Godwin Revocable Living Trust, dated September 13, 2010
 3.7#   Promissory Note issued to Godwin Revocable Living Trust, dated September 13, 2010
 3.8*   Convertible Promissory Note issued to GPL Ventures LLC
 3.9#   Promissory Note issued to TikiLive, Inc.
 3.10*   Convertible Promissory Note issued to GPL Ventures LLC
 3.11*   Convertible Promissory Note issued to GPL Ventures LLC
 3.12*   Promissory Note issued to Triumph Ventures Corp., Inc.
 4.1*   Form of Subscription Agreement
 6.1#   Securities Purchase Agreement between Clikia Corp. and Typenx Co-Investment, LLC
 6.2#   Settlement Agreement and Stipulation Clikia Corp. and Continuation Capital, Inc.
 6.3#   Employment Agreement between Clikia Corp., f/k/a MK Automotive, Inc., and David Loflin
 6.4#   LLC Interest Purchase Agreement between Clikia Corp. and Godwin Revocable Living Trust, dated September 13, 2010
 6.5#   LLC Interest Purchase Agreement between Clikia Corp. and Godwin Revocable Living Trust, dated September 13, 2010
 6.6#   Common Stock Repurchase Agreement between Clikia Corp. and TikiLive, Inc.
 6.7*   Consulting Agreement between Clikia Corp. and Adam Goodkin
 6.8*   Consulting Agreement between Clikia Corp. and Triumph Ventures Corp., Inc.
 6.9*   Archive Purchase Agreement between Clikia Corp. and David Loflin
 7.1#   Plan and Agreement of Reorganization between Clikia Corp., f/k/a MK Automotive, Inc., and Clikia Corp., a Louisiana corporation
 12.1$   Opinion re: Legality
 _______________________________________________________________________________________________________________________________________________________
  $ Filed herewith
  # Previously filed, SEC File No. 024-10761
  * Previously filed in this offering statement, SEC File No. 024-10934

           -III-1-

          SIGNATURES
 Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of
Iowa, on May 23, 2019.

  CLIKIA CORP.

  By: /s/ DEAN E. SUKOWATEY
   Dean E. Sukowatey
   Chief Executive Officer

 This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

  /s/ DEAN E. SUKOWATEY
  Dean E. Sukowatey
  Chief Executive Officer, Acting Chief Financial Officer, Principal Accounting     May 23, 2019
  Officer, Secretary and Director

            -III-2-